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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Texas Roadhouse, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 3, 2020
To our Shareholders:

        You are cordially invited to attend the 2020 Annual Meeting of Shareholders of Texas Roadhouse, Inc. on Thursday, May 14, 2020. The meeting will be held at the Texas Roadhouse Support Center located at 6040 Dutchmans Lane, Louisville, Kentucky at 9:00 a.m. eastern daylight time.

        The official Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed with this letter.

        Please take the time to read carefully each of the proposals for shareholder action described in the accompanying proxy materials. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope. Shareholders of record can also vote by touch-tone telephone from the United States, using the toll-free number on the proxy card, or by the Internet, using the instructions on the proxy card. If you attend the meeting, then you may revoke your proxy and vote your shares in person.

        Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

Sincerely,

W. Kent Taylor Chairman, Chief Executive Officer, President

TEXAS ROADHOUSE, INC.
6040 Dutchmans Lane
Louisville, Kentucky 40205

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 14, 2020

To the Shareholders:

        The 2020 Annual Meeting of Shareholders (the "Annual Meeting") of Texas Roadhouse, Inc. (the "Company") will be held at the Texas Roadhouse Support Center located at 6040 Dutchmans Lane, Louisville, Kentucky on Thursday, May 14, 2020 at 9:00 a.m. eastern daylight time.

        At the Annual Meeting, you will be asked to:

  •
  elect five directors to the Board of Directors, each for a term of one year;

  •
  ratify the appointment of KPMG LLP as the Company's independent auditors;

  •
  hold an advisory vote on executive compensation; and

  •
  transact such other business as may properly come before the meeting.

        A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this notice. Only shareholders of record at the close of business on March 16, 2020 are entitled to receive notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

Christopher C. Colson Corporate Secretary

Louisville, Kentucky
April 3, 2020

IMPORTANT
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR VOTE USING ONE OF THE VOTING METHODS DESCRIBED IN THE ATTACHED MATERIALS. IF YOU ATTEND THE ANNUAL MEETING, THEN YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 14, 2020: Our Annual Report containing our Proxy Statement related to our 2020 Annual Meeting of Shareholders and Form 10-K for the fiscal year ended on December 31, 2019 is available on our website at www.texasroadhouse.com in the Investors section.

PROXY STATEMENT
2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 14, 2020

TEXAS ROADHOUSE, INC.
6040 Dutchmans Lane
Louisville, Kentucky 40205

        This proxy statement and accompanying proxy card are being furnished in connection with the solicitation of proxies by the board of directors (the "Board") of Texas Roadhouse, Inc., a Delaware corporation, to be voted at the 2020 Annual Meeting of Shareholders (the "Annual Meeting") and any adjournments thereof. In this proxy statement, references to the "Company," "we," "us" or "our" refer to Texas Roadhouse, Inc. This proxy statement and accompanying proxy card are first being mailed to shareholders on or about April 3, 2020.

        The Annual Meeting will be held at the Texas Roadhouse Support Center located at 6040 Dutchmans Lane, Louisville, Kentucky on Thursday, May 14, 2020 at 9:00 a.m. eastern daylight time, for the purposes set forth in this proxy statement and the accompanying notice of the Annual Meeting.

SUMMARY OF MATTERS REQUIRING SHAREHOLDER ACTION

Proposal 1—Election of Directors

        The affirmative vote of a plurality of the votes entitled to be cast by the holders of the Company's common stock present in person or represented by proxy is required to elect each nominee. Election by a plurality means that the director nominee with the most votes for the available slot is elected for that slot. You may vote "FOR" each nominee or you may "WITHHOLD AUTHORITY" to vote for each nominee. Unless you "WITHHOLD AUTHORITY" to vote for a nominee, your proxy will be voted "FOR" the election of the individuals nominated as directors.

        Our Board has adopted a majority voting policy for uncontested director elections. Under this policy, any nominee who receives fewer "FOR" votes than "WITHHOLD" votes is required to offer his or her resignation. Our nominating and corporate governance committee would then consider the offer of resignation and make a recommendation to our independent directors as to the action to be taken with respect to the offer.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES.

Proposal 2—Ratification of Independent Auditors

        The proposal to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 29, 2020 must be approved by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote. You may vote "FOR" or "AGAINST" the ratification, or you may "ABSTAIN" from voting on this proposal. A vote to "ABSTAIN" will have the same effect as a vote "AGAINST" this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

Proposal 3—Advisory Vote on Approval of Executive Compensation

        The outcome of the advisory vote on whether to approve the executive compensation detailed in this proxy statement (including the Compensation Discussion and Analysis, the Executive Compensation section and the other related executive compensation tables and related discussions) will be determined by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote. You may vote "FOR" or "AGAINST" approval of the executive compensation, or you may "ABSTAIN" from voting on this proposal. A vote to "ABSTAIN" will have the same effect as a vote "AGAINST" approval of the executive compensation.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

Other Matters

        As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters should properly come before the Annual Meeting and call for a vote of shareholders, then validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders. Any such additional matter must be approved by an affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote at the Annual Meeting.

 INFORMATION ABOUT PROXIES AND VOTING

Record Date and Voting Securities

        The Board has fixed the record date (the "Record Date") for the Annual Meeting as the close of business on March 16, 2020. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, there were outstanding 69,355,085 shares of common stock, each of which is entitled to one vote per share on all matters to be considered at the Annual Meeting.

        The presence in person or by proxy of the holders of a majority of the shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented by properly executed proxies received before the close of voting at the Annual Meeting will be voted as directed by such shareholders, unless revoked as described below.

Revocability of Proxies

        A shareholder who completes and returns the proxy card that accompanies this proxy statement may revoke that proxy at any time before the closing of the polls at the Annual Meeting. A shareholder may revoke a proxy by voting at a later date by one of the methods described on the proxy card or by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Corporate Secretary of the Company at the Company's main office address located at 6040 Dutchmans Lane, Louisville, Kentucky 40205 at any time before the Annual Meeting. Shareholders may also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Annual Meeting before the close of voting or by attending the Annual Meeting and voting in person. You may attend the Annual Meeting even though you have executed a proxy, but your presence at the Annual Meeting will not automatically revoke your proxy.

Solicitation of Proxies

        The cost of solicitation of proxies being solicited on behalf of the Board will be borne by us. In addition to solicitation by mail, proxies may be solicited personally, by telephone or other means by our directors, officers or employees, who receive no additional compensation for these solicitation activities. We will, upon request, reimburse brokerage houses and persons holding common stock in the names of their nominees for their reasonable out-of-pocket expenses in sending materials to their principals.

Other Voting Considerations

        Broker Non-Votes.    Under rules of the New York Stock Exchange, matters subject to shareholder vote are classified as "routine" or "non-routine." In the case of routine matters, brokers may vote shares held in "street name" in their discretion if they have not received voting instructions from the beneficial owner. In the case of non-routine matters, brokers may not vote shares unless they have received voting instructions from the beneficial owner ("broker non-votes"); therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

        The election of directors (Proposal 1) is a non-routine matter under the applicable rules so broker non-votes may occur. However, broker non-votes do not count as shares entitled to vote. Because the election is decided by a plurality of shares present (in person or by proxy) and entitled to vote at the Annual Meeting, and because our majority voting policy for directors only considers "FOR" votes and "WITHHOLD" votes, any broker non-votes will not affect the outcome of this proposal.

        The ratification of the appointment of the Company's independent auditors (Proposal 2) is a routine matter under the applicable rules so broker non-votes should not occur. In addition, because this matter is routine and brokers may vote as stated above, the number of votes cast, plus the number of abstentions, on Proposal 2 will be used to establish whether a quorum is present.

        The advisory vote on the approval of executive compensation (Proposal 3) and any other matters that may properly come before the Annual Meeting are also non-routine matters under the applicable rules so broker non-votes may occur. Because broker non-votes do not count as shares entitled to vote, they do not affect the outcome of the vote on Proposal 3.

        Abstentions.    Abstentions will be counted for purposes of calculating whether a quorum is present. The effect of an abstention on each proposal where "ABSTAIN" is a voting choice is discussed above.

        Executed but Unmarked Proxies.    If no instructions are given, then shares represented by properly executed but unmarked proxies will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

 CORPORATE GOVERNANCE AND OUR BOARD

Director Summaries

Gregory N. Moore	Business Experience:

Director Since: 2005
Age: 70
Board Committees / Leadership:
Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee; Independent Lead director and International Liaison; Chairperson of Audit Committee and Nominating & Corporate Governance Committee
Public Boards:
None	Mr. Moore served as the Senior Vice President and Controller of Yum! Brands, Inc. until he retired in 2005. Yum! Brands is the worldwide parent company of Taco Bell, KFC and Pizza Hut. Prior to becoming Yum! Brands' Controller, Mr. Moore was the Vice President and General Auditor of Yum! Brands. Before that, he was with PepsiCo, Inc. and held the position of Vice President, Controller of Taco Bell and Controller of PepsiCo Wines & Spirits International, a division of PepsiCola International. Before joining PepsiCo, he was an Audit Manager with Arthur Young & Company in its New York, New York and Stamford, Connecticut offices. Mr. Moore is a certified public accountant in the States of New York and California. In July 2011, Mr. Moore joined the board of Newegg, Inc., a privately held on-line retailer specializing in computer and computer-related equipment, and serves as the chair of both the audit and compensation committees. Mr. Moore also serves on the board of EF&TRH Restaurants (HK) Holding Limited, a Texas Roadhouse, Inc. joint-venture in China.

Reason for Nomination:

Mr. Moore is being nominated as a non-employee director because of his extensive financial, accounting and international experience in the restaurant industry. As a result of these and other professional experiences, Mr. Moore possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

W. Kent Taylor	Business Experience:

Director Since: 2004 Age: 64 Board Committees / Leadership: Chairman of the Board; Company's Chairman, Chief Executive Officer, and President Public Boards: None	Mr. Taylor is our founder, Chairman, and Chief Executive Officer, a position he resumed in August 2011. Mr. Taylor previously served as Chief Executive Officer from 2000 until 2004, at which time Mr. Taylor became Chairman of the Company, an executive position. Additionally, Mr. Taylor assumed the position of President of the Company on June 24, 2019, a position he previously served as from 1993 until 2000. Before his founding of our concept in 1993, Mr. Taylor founded and co-owned Buckhead Bar and Grill in Louisville, Kentucky. Mr. Taylor previously served on the Board of Directors of Papa John's International, Inc. (Nasdaq: PZZA) from 2011 until 2018.

Reason for Nomination:

Mr. Taylor is being nominated as an employee director because of his chief executive experience, his knowledge of the restaurant industry and his intimate knowledge of the Company as its founder. As a result of these and other professional experiences, Mr. Taylor possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

Curtis A. Warfield	Business Experience:

Director Since: 2018 Age: 51 Board Committees / Leadership: Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee Public Boards: None	Mr. Warfield is a certified public accountant and is currently the President and Chief Executive Officer of Windham Advisors LLC, a management and strategic advisory firm that offers innovative business solutions for companies in the healthcare, BPO (business process outsourcing) and insurance industries. He served as part of the senior leadership team of Anthem, Inc. one of the nation's largest health insurers with over $100 billion in revenues from 2017 to 2019. As a senior executive at HCA, the largest healthcare provider in the country, from 1997 to 2016 he served in a variety of roles. He began as the Chief Financial Officer of the Columbia Healthcare Network with a majority of his tenure serving as the Chief Executive Officer of NPAS, a healthcare services company.

Reason for Nomination:

Mr. Warfield is being nominated as a non-employee director because of his extensive financial and accounting experience, his executive management experience, and his information technology experience. As a result of these and other professional experiences, Mr. Warfield possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

Kathleen M. Widmer	Business Experience:

Director Since: 2013 Age: 58 Board Committees / Leadership: Compensation Committee and Nominating & Corporate Governance Committee Public Boards: None	Ms. Widmer is the Company Group Chairman for Consumer North America with Johnson & Johnson, a position she has held since December 2018. Prior to this position, she served as the President of the Johnson & Johnson Consumer OTC division, which provides healthcare solutions through well-known and trusted over-the-counter medicines and products, a position she held from August 2015. She was previously with Johnson & Johnson for 21 years, until 2009, where she held numerous positions, including serving as Vice President, Marketing, McNeil Consumer Healthcare. Prior to re-joining Johnson & Johnson, she served as Executive Vice President and Chief Marketing Officer at Elizabeth Arden, Inc. from 2009 to 2015, and was responsible for the global growth strategy and marketing execution of the Elizabeth Arden Brand. In 2017, she was appointed to the board of directors for the Wounded Warrior Project. She is a graduate of the U.S. Military Academy in West Point, N.Y. and served for five years as a U.S. Army officer.

Reason for Nomination:

Ms. Widmer is being nominated as a non-employee director because of her extensive marketing experience in the retail sector and her knowledge of the global retail industry. As a result of these and other professional experiences, Ms. Widmer possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

James R. Zarley	Business Experience:

Director Since: 2004
Age: 75
Board Committees / Leadership:
Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee; Chairperson of Compensation Committee
Public Boards:
None	Mr. Zarley has served as Chairman, Chief Executive Officer and Chairman of the Board of Conversant, a single-source provider of media, technology and services across major interactive marketing channels which previously operated under the name ValueClick, Inc., and was a member of Conversant's board of directors from 1999 until his retirement in 2014. Mr. Zarley shaped the company into a global leader in online marketing solutions. Prior to joining Conversant, Mr. Zarley was chief operating officer of Hiway Technologies, where he was a leading member of the management team that closed the merger with Verio in 1999. Prior to that, Mr. Zarley was Chairman and Chief Executive Officer of Best Internet until it merged with Hiway Technologies in 1998. Mr. Zarley also founded and later sold Quantech Information Services, now an ADP company. In addition, he spent 19 years at RCA in various senior management roles. Currently, he serves on the board of directors of several private companies.

Reason for Nomination:

Mr. Zarley is being nominated as a non-employee director because of his chief executive and information technology experience in a developing industry, his technology experience and his transactional experience. As a result of these and other professional experiences, Mr. Zarley possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

Meetings of the Board

        The Board met on eight occasions and its standing committees (audit committee, compensation committee, and nominating and corporate governance committee) met on 24 occasions during our fiscal year ended December 31, 2019. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served during his or her period of service. In addition, the Company expects all members of the Board to attend the Annual Meeting. All incumbent directors attended the 2019 annual meeting. Four regular Board meetings are currently scheduled for the 2020 fiscal year. Executive sessions of non-employee directors, without management directors or employees present, are typically scheduled in conjunction with each regularly scheduled Board meeting. The role of each standing committee is more fully discussed below.

Leadership Structure of the Board and Role of the Board in Risk Oversight

        Leadership Structure.    The Board currently includes four independent directors and one employee director, and the positions of Chairman and Chief Executive Officer are occupied by the same individual. As noted above, Mr. Taylor was named Chairman of the Board in recognition of his founding and continuing leadership role in the Company and has held that position since 2004. Mr. Taylor also resumed the position of Chief Executive Officer in August 2011. Mr. Taylor previously served as Chief Executive Officer from 2000 until 2004. We believe that the Company and its shareholders are best served by having Mr. Taylor serve in both positions because he is the person most familiar with our unique culture, business model, and the challenges we face in the current macro-economic environment. Mr. Taylor's wealth of knowledge regarding Company operations and the industry in which we compete positions him to best identify matters for Board review and deliberation. Additionally, the combined role of Chairman and Chief Executive Officer unifies the Board with management. We believe that the Company can more effectively execute its current strategy and business plans to maximize shareholder value if our Chairman is also a member of the management team.

        While the Board considers all of its members equally responsible and accountable for oversight and guidance of its activities, they also have designated a Lead Independent director, who is elected annually by a majority of the Board. Mr. Moore currently serves as the Lead Independent director. The responsibility and authority of the Lead Independent director are delineated in our Corporate Governance Guidelines, which can be found on the Company's website at www.texasroadhouse.com but include, without limitation:

            (i)  providing leadership to the Board in any situation where the Chairman is not present;

           (ii)  presiding at all executive sessions of the Board and advising the Chairman and Chief Executive Officer on any decisions arising from such executive sessions;

          (iii)  approving in advance agendas and schedules for Board meetings and the information that is to be provided to the other directors;

          (iv)  upon request by any major shareholders, being available for consultations and direct communication;

           (v)  regularly meeting with the Chairman and serving as a liaison between the Chairman and the other independent directors;

          (vi)  overseeing the Board's annual self-assessment process; and

         (vii)  calling any additional Board meetings as needed.

        Risk Oversight.    The Board is responsible for overseeing the Company's risk management strategies, including the Company's implementation of appropriate processes to administer day-to-day risk management. The Board is informed about risk management matters as part of its role in the general oversight and approval of corporate matters. The Board gives clear guidance to the Company's management on the risks it believes face the Company, such as the matters disclosed as risk factors in the Company's Annual Report on Form 10-K. Furthermore, the Board has delegated certain risk management responsibilities to its audit committee and compensation committee.

        Through the audit committee's charter, the Board has authorized the audit committee to oversee the Company's risk assessment and risk management policies. The audit committee, in fulfilling its oversight responsibilities, regularly and comprehensively reviews specific risk matters which have been identified by management. The Company's internal auditors regularly report directly to the audit committee on the results of internal audits, the scope and frequency of which are based on comprehensive risk assessments which have been approved by the audit committee. Additionally, a risk committee comprised of Company management regularly updates the audit committee on the results of its risk management activities, which are based on the Company's prioritized risk overview that is updated at least annually and reviewed with the audit committee. The audit committee is routinely advised of operational, financial, legal, and cybersecurity risks both during and outside of regularly scheduled meetings, and the audit committee reviews and monitors specific activities to manage these risks, such as insurance plans, hedging strategies and internal controls (as and if applicable).

        Through the compensation committee's charter, the Board has authorized the compensation committee to oversee the compensation programs for the Company's executive officers and non-employee directors on the Board. The compensation committee, in fulfilling its oversight responsibilities, designs the compensation packages applicable to the Company's executive officers and Board members. The compensation committee also consults with management on the payments of bonuses and grants of stock awards to key employees.

        The audit committee and the compensation committee jointly perform an annual risk assessment of our compensation programs for all employees to determine whether these programs encourage unnecessary or excessive risk taking. In conducting this review, each of our compensation programs is evaluated on a number of criteria aimed at identifying any incentive programs that deviate from our risk management objectives. Based on this review in 2019, both the audit committee and the compensation committee concluded that we have the right combination of rewards and incentives to drive company performance, without encouraging unnecessary or excessive risk taking by our employees. Specifically, the audit and compensation committees identified the following components of our compensation programs that mitigate the likelihood of excessive risk taking to meet performance targets: equity incentive compensation in the form of restricted stock units; long term contracts and a financial buy-in requirement for restaurant management; a guaranteed base salary within our support center management personnel; minimums and maximums on profit sharing compensation within our support center management personnel; robust internal controls; operational focus on top line sales growth; and, a business model which focuses on a strong balance sheet, relatively low debt, prudent growth, and sustainable long-term profitability.

        The Board's oversight roles, including the roles of the audit committee and the compensation committee, combined with the leadership structure of the Board to include Company management, allow the Board to effectively administer risk management policies while also effectively and efficiently addressing Company objectives.

        Strategic Planning and Initiatives.    The Board also plays an instrumental oversight role in the strategic planning and initiatives of the Company. As a part of this role, the Board has periodic strategic planning sessions with management to ensure that the Company and the Board are aligned on the long-term goals and initiatives of the Company. Additionally, the Board conducts periodic asset management reviews of the Company's assets to ensure that the Board and the management of the Company are in agreement on how the Company is managing its asset portfolio. Finally, the Board provides direct oversight over certain other strategic initiatives or transactions implemented by the Company, including franchise acquisitions and the Company's share repurchase activities.

        Sustainability Initiatives.    Both the Board and the Company take great pride in our environmental, social and governance efforts—specifically our sustainability program and our appreciation for and commitment to our employees and for the community. Our commitment is evident from our long history of dedication to corporate citizenship and the manner in which we often consider sustainability as part of our decision-making process. In furtherance of the foregoing, the Board reviews the Company's sustainability initiatives as a part of their oversight role of the Company's business strategy and risk management. In particular, the Board receives periodic updates, at least annually, of the Company's sustainability initiatives from management. Additionally, the Company includes a sustainability update in the Company's Annual Report.

Committees of the Board

        The Board has three standing committees:

          (i)  the audit committee;

         (ii)  the compensation committee; and

        (iii)  the nominating and corporate governance committee.

        The Board has adopted a written charter for each of these committees, which sets out the functions and responsibilities of each committee. The charters of these committees are available in their entirety on the Company's website, www.texasroadhouse.com. Please note, however, that the information contained on the website is not incorporated by reference in, nor considered to be a part of, this proxy statement.

        The Board has also designated one of its members as an International Liaison, which is elected annually by a majority of the Board. Mr. Moore currently serves as the Board's International Liaison. The duties and responsibilities of International Liaison include, without limitation, (i) overseeing the Company's efforts in international expansion and reporting to the Board on those efforts, (ii) traveling with certain members of management to proposed international locations and markets (as needed) and to meet proposed international business partners where appropriate, (iii) meeting with the Company's compliance team regarding the required anti-bribery and corruption due diligence review on any proposed international business partner, and (iv) reviewing on behalf of the Board all new proposed international development or franchise agreements.

        Audit Committee.    As described in its charter, the primary purpose of the audit committee is to assist the Board in fulfilling its oversight responsibility relating to:

          (i)  the integrity of the Company's consolidated financial statements;

         (ii)  the Company's compliance with legal and regulatory requirements;

        (iii)  the independence and performance of the Company's internal and external auditors; and

        (iv)  the Company's internal controls and financial reporting practices.

        The audit committee is also directly responsible for the following: (a) pre-approving all audit and permitted non-audit related services provided by our independent auditors, (b) the appointment, compensation, retention, and oversight of the Company's independent auditors, and (c) periodically evaluating whether or not the Company should rotate the independent auditors utilized by the Company. In connection with the audit committee's appointment of the Company's independent auditors, the audit committee evaluates the service level of the incumbent independent auditor on an annual basis, which includes criteria such as prior year quality of service, industry and technical expertise, independence, resource availability, and reasonableness and competitiveness of fees, as well as solicits the input of key management employees during its evaluation. The audit committee reviews all of the Company's earnings press releases and Quarterly and Annual Reports on Form 10-Q and Form 10-K, respectively, prior to filing with the Securities and Exchange Commission (the "SEC"). The audit committee is also responsible for producing an annual report on its activities for inclusion in this proxy statement. All of the members of the audit committee are "independent," as that term is defined in the listing standards under NASDAQ Marketplace Rule 5605(a)(2) and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the SEC. The audit committee is currently comprised of Messrs. Moore, Warfield, and Zarley. Mr. Moore chairs the audit committee. The Board evaluated the credentials of and designated Messrs. Moore and Warfield as audit committee financial experts. The audit committee met 14 times during fiscal year 2019, which were comprised of six regular meetings of the audit committee, and two meetings per quarter relating to the audit committee's review of the Company's filings with the SEC.

        Compensation Committee.    As described in its charter, the compensation committee:

            (i)  assists the Board in fulfilling its responsibilities relating to the design, administration and oversight of employee compensation programs and benefit plans of the Company's executive officers;

           (ii)  discharges the Board's duties relating to the compensation of the Company's executive officers and non-employee directors; and

          (iii)  reviews the performance of the Company's executive officers.

        The compensation committee is also responsible for reviewing and discussing with management the "Compensation Discussion and Analysis" in this proxy statement and recommending its inclusion in this proxy statement to the Board. All of the members of the compensation committee are "independent" under all applicable rules, including the listing standards under NASDAQ Marketplace Rule 5605(a)(2) and the requirements of the SEC. The current members of the compensation committee are Ms. Widmer and Messrs. Moore, Warfield, and Zarley. Mr. Zarley currently chairs the compensation committee. The compensation committee met six times during fiscal year 2019.

        Nominating and Corporate Governance Committee.    As described in its charter, the nominating and corporate governance committee assists the Board in:

            (i)  identifying individuals qualified to become Board members and recommending nominees to the Board either to be presented at the annual meeting or to fill any vacancies;

           (ii)  considering and reporting periodically to the Board on matters relating to the identification, selection and qualification of director candidates;

          (iii)  developing and recommending to the Board a set of corporate governance principles; and

          (iv)  overseeing the evaluation of the Board, its committees, and its incumbent members.

        The nominating and corporate governance committee routinely evaluates the size and composition of the Board and the variety of professional expertise represented by the Board members in relation to the Company's business. To assist in this process, the nominating and corporate governance committee has identified certain interpersonal skills and professional skills desirable for some and/or all of the directors on the Board. The interpersonal skills are personal attributes that each director should possess and include ethics and integrity, leadership skills, negotiation skills and crisis management skills. The professional skills are an assessment of governance and industry based skill areas which should be held collectively by the Board but not necessarily by each director and contain skills relating to (i) financial, risk and compliance skills, (ii) governance and management skills, and (iii) sector and industry specific skills. All of the members of the nominating and corporate governance committee are "independent" under all applicable rules, including the listing standards under NASDAQ Marketplace Rule 5605(a)(2) and the requirements of the SEC. The current members of the nominating and corporate governance committee are Ms. Widmer and Messrs. Moore, Warfield, and Zarley. Mr. Moore chairs the nominating and corporate governance committee. The nominating and corporate governance committee met four times during fiscal year 2019.

Policy Regarding Consideration of Candidates for Director

        Shareholder recommendations for Board membership should include, at a minimum, the name of the candidate, age, contact information, present principal occupation or employment, qualifications and skills, background, last five years' employment and business experience, a description of current or previous service as director of any corporation or organization, other relevant biographical information, and the nominee's consent to service on the Board. A shareholder nominee will be requested to complete a detailed questionnaire in the form that current non-employee directors and executive officers of the Company complete.

        The nominating and corporate governance committee may consider such other factors as it may deem are in the best interest of the Company and its shareholders. The Board has adopted corporate governance guidelines which provide that, if and when the Board determines that it is necessary or desirable to add or replace a director, the nominating and corporate governance committee will seek diverse candidates, taking into account diversity in all respects (including gender, race, age, board service, background, education, skill set, and financial acumen, along with knowledge and experience in areas that are relevant to the Company's business), when forming the nominee pool. The nominating and corporate governance committee has reviewed the process used in the selection of director candidates and concluded that the pool contained a diverse group of candidates. The manner in which the nominating and corporate governance committee evaluates a potential nominee will not differ based on whether the nominee is recommended by a shareholder of the Company.

        The Company currently retains a corporate recruiter to assist in identifying candidates for open positions at the Company. Upon request, this recruiter also assists in identifying and evaluating candidates for director, but the Company does not pay an additional fee for this service.

Compensation of Directors

        As further discussed in the "Compensation Discussion and Analysis," the compensation committee engaged Willis Towers Watson as an independent compensation consultant in 2017 to advise the compensation committee on the compensation for our executive officers and non-employee directors. Specifically, the compensation committee asked the compensation consultant to provide market data, review the design of the compensation packages for our executive officers and non-employee directors, and provide guidance on cash and equity compensation for our executive officers and non-employee directors, including, without limitation, the issuance of restricted stock units to our non-employee directors and executive officers as more particularly described in this proxy statement. Similar to our compensation philosophy for our executive officers, we believe that issuing restricted stock units to our non-employee directors aligns their interests with those of our shareholders. Specifically, since the bulk of each non-employee director's compensation lies in the value of the restricted stock units granted, the non-employee directors are motivated to continually improve the Company's performance in the hope that the performance will be reflected by the stock price on the vesting date of their restricted stock units. Moreover, we believe that the restricted stock unit awards drive director alignment with maximizing shareholder value because the value of the restricted stock units varies in response to investor sentiment regarding overall Company performance at the time of vesting.

        As described more fully below, the following table summarizes the total compensation earned for fiscal year 2019 for each of the non-employee directors.

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Grant Date Fair Value of Stock Awards ($)(1)	Total ($)
Gregory N. Moore	113,500	(2)	346,416	459,916
James F. Parker(3)	4,833	(4)	293,835	298,668
Curtis A. Warfield	51,500		284,556	336,056
Kathleen M. Widmer	39,500		275,277	314,777
James R. Zarley	59,306	(4)	293,771	353,077

(1)
The non-employee directors were granted the following restricted stock units on January 8, 2019, each of which vest over a one year period and were outstanding on December 31, 2019 (other than as more particularly described in footnote (3) below):

(i)
each director received a base grant of 4,250 restricted stock units;

(ii)
the Lead Independent director for the Board received a grant of 500 restricted stock units;

(iii)
the chairperson of the audit committee received a grant of 350 restricted stock units;

(iv)
the chairperson of the compensation committee received a grant of 150 restricted stock units;

(v)
the chairperson of the nominating and corporate governance committee received a grant of 150 restricted stock units;

(vi)
each director serving on the audit committee received a grant of 150 restricted stock units;

  (vii)
  each director serving on the compensation committee received a grant of 100 restricted stock units; and

  (viii)
  each director serving on the nominating and corporate governance committee received a grant of 100 restricted stock units.

  In addition to the foregoing, Mr. Zarley received a grant of 143 restricted stock units on February 13, 2019 relating to his partial year service as the chairperson of the compensation committee, which vest concurrently with the restricted stock units granted in the immediately preceding paragraph.

  For the restricted stock units described in this footnote (1), fair value is equal to the closing price of the Company's common stock on the trading day immediately preceding the date of the grant, which was $61.86 for the grants to the non-employee directors on January 8, 2019 and $64.44 for the additional grant to Mr. Zarley on February 13, 2019. The amounts listed above represent the grant date fair value determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718") of restricted stock units granted under the Company's 2013 Long-Term Incentive Plan. Detailed information under ASC 718 is set forth in Note 14 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019. No other equity awards were granted to the non-employee directors during the period of time covered by this table nor were any outstanding at the end of the 2019 fiscal year. The Company cautions that the amounts reported in the Director Compensation Table for these awards may not represent the amounts that the non-employee directors will actually realize from the awards. Whether, and to what extent, a non-employee director realizes value will depend on fluctuation in the Company's stock price and the non-employee director's continued service on the Board.

  Additionally, in January 2018, the compensation committee agreed that beginning with the 2018 fiscal year, the total compensation for any non-employee director may not exceed $500,000, which amount shall be calculated by adding (i) the total cash compensation to be paid for services rendered by a non-employee director in any given fiscal year to (ii) the grant date value of any restricted stock units granted to such non-employee director in that fiscal year.

  Further, in November 2019, the compensation committee and the Board elected to restructure the equity component for each non-employee director's total compensation. Accordingly and in lieu of the restricted stock unit schedule set forth in the table above for board and committee service, the compensation committee and the Board agreed that with respect to each non-employee director's 2020 fiscal year service, each shall receive an annual grant of restricted stock units equal to $185,000 divided by the closing sales price of the Company's common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient rounded up or down to the nearest 100 shares. With respect to each non-employee director's 2020 fiscal year service, the Company made the annual grant on January 8, 2020.

(2)
This amount includes a $20,000 annual fee for serving as the Lead Independent director, a $20,000 annual fee for serving as the chairperson of the audit committee, and a $20,000 annual fee for serving as the International Liaison.

(3)
Mr. Parker passed away on January 26, 2019. All of the amounts listed in the table above reflect compensation relating to Mr. Parker's 2019 year service. Of the 4,750 restricted stock units granted to Mr. Parker on January 8, 2019 for his 2019 year service, he only vested in 234 restricted stock units upon his death and the remainder were forfeited.

(4)
The chairperson of the compensation committee receives an annual fee of $10,000. The amounts for each of Mr. Parker and Mr. Zarley includes a prorated portion of such annual fee corresponding to their respective service as the chairperson of the compensation committee during the 2019 fiscal year.

        All non-employee directors each received the following cash compensation relating to their 2019 fiscal year service:

  (i)
  each non-employee director received a base fee of $25,000;

  (ii)
  the Lead Independent director received a fee of $20,000;

  (iii)
  the chairperson of the audit committee received a fee of $20,000;

  (iv)
  the chairperson of the compensation committee received a fee of $10,000;

  (v)
  the International Liaison received a fee of $20,000;

  (vi)
  each non-employee director received $2,000 for each Board meeting he or she attended in person and $500 for each Board meeting he or she participated in telephonically; and

  (vii)
  each non-employee director received $1,000 for each committee meeting he or she attended in person and $500 for each committee meeting he or she participated in telephonically.

Code of Conduct

        The Board has approved and adopted a Code of Conduct that applies to all directors, officers and employees, including the Company's principal executive officer and the principal financial officer. The Code of Conduct is available in its entirety on the Company's website, www.texasroadhouse.com. The Company intends to post amendments to, or waivers from, its Code of Conduct, if any, that apply to the principal executive officer and the principal financial officer on its website.

Stock Ownership Guidelines

        Our Board has adopted stock ownership guidelines to further align the financial interests of the Company's executive officers and non-employee directors with the interests of our shareholders. The guidelines provide that our Chief Executive Officer should own, at a minimum, the lesser of 100,000 shares or $2,500,000 in then-current market value, our President should own, at a minimum, the lesser of 40,000 shares or $1,000,000 in then-current market value, and our other executive officers and non-employee directors should own, at a minimum, the lesser of 10,000 shares or $500,000 in then-current market value. The executive officers and non-employee directors are expected to achieve the stock ownership levels under these guidelines within five years of assuming their respective positions.

        All executive officers and non-employee directors who have been in their role for five years are in compliance with the guidelines. We anticipate that any people who are new to their roles within the last five years will, to the extent they are not currently in compliance, be in compliance with the guidelines within the required time frame.

Succession Planning

        The Board and the Company recognize the importance of continuity of leadership to ensure a smooth transition for its employees, customers, and shareholders. In furtherance of the foregoing and as described in its charter, the nominating and corporate governance committee is responsible for periodically reporting to the Board the status of succession planning for senior management, including policies and principles regarding succession in the event of an emergency and/or retirement and the evaluation of potential successors to the executive officers and other key members of senior management. As a part of this process, both the Board and the nominating and corporate governance committee meet with certain members of management to review the top and emerging talent internally, their level of readiness and development needs.

Mandatory Retirement Age for Board Service

        In November 2019, the Board and the nominating and corporate governance committee determined that it is advisable and in the best interest of the Company to establish a mandatory retirement age for the non-employee directors on the Board. In furtherance of the foregoing, in no event shall any non-employee be elected, re-elected and/or appointed to the Board if such non-employee is 75 years or older at the time of such election, re-election and/or appointment; provided, however, any director who began serving on the Board prior to 2006 shall be permitted to be re-elected to the Board so long as he is not 80 years or older at the time of such re-election.

 STOCK OWNERSHIP INFORMATION

        The following table sets forth as of March 1, 2020 certain information with respect to the beneficial ownership of the Company's common stock of (i) each executive officer named in the Summary Compensation Table (the "Named Executive Officers"), (ii) each non-employee director or nominee for director of the Company, (iii) all directors and current executive officers as a group, and (iv) each shareholder known by the Company to be the owner of 5% or more of the Company's common stock.

	Common Stock(1)
Name	Common Stock Ownership(2)	Percent
Directors, Nominees and Named Executive Officers:
W. Kent Taylor(2)	3,898,101	5.61%
Scott M. Colosi(3)	12,063	*
S. Chris Jacobsen	27,787	*
Gregory N. Moore	75,850	*
Tonya R. Robinson	14,560	*
Doug W. Thompson	66,276	*
Curtis A. Warfield	6,263	*
Kathleen M. Widmer	16,850	*
James R. Zarley	160,543	*
Directors and All Executive Officers as a Group (9 Persons)	4,278,293	6.16%
Other 5% Beneficial Owners**
Blackrock, Inc.(4)	9,354,330	13.5%
55 East 52nd Street
New York, New York 10022
The Vanguard Group(5)	6,135,997	8.84%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

*
Represents beneficial ownership of less than 1.0% of the outstanding shares of class.

**
This information is based on stock ownership reports on Schedule 13G filed by each of these shareholders with the SEC as of March 1, 2020.

(1)
Based upon information furnished to the Company by the named persons and information contained in filings with the SEC. Under the rules of the SEC, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days, and such shares are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. However, we do not consider shares of which beneficial ownership can be acquired within 60 days to be outstanding when we calculate the percentage ownership of any other person. As of March 1, 2020, no director or executive officer has the right to acquire any beneficial ownership within 60 days. "Common Stock Ownership" includes (a) stock held in joint tenancy, (b) stock owned as tenants in common, (c) stock owned or held by spouse or other members of the reporting person's household, and (d) stock in which the reporting person either has or shares voting and/or investment power, even though the reporting person disclaims any beneficial interest in such stock.

(2)
Mr. Taylor's address is c/o Texas Roadhouse, Inc., 6040 Dutchmans Lane, Louisville, Kentucky 40205.

(3)
Scott M. Colosi retired from his executive officer position effective June 20, 2019. The stock ownership information listed above was provided to the Company by Mr. Colosi.

(4)
As reported on the Schedule 13G/A filed by Blackrock, Inc. with the SEC on February 4, 2020, it has sole voting power with respect to 8,897,182 shares and sole dispositive power with respect to 9,354,330 shares.

(5)
As reported on the Schedule 13G/A filed by The Vanguard Group with the SEC on February 12, 2020, it has sole voting power with respect to 138,931 shares, shared voting power with respect to 14,518 shares, sole dispositive power with respect to 5,991,158 shares, and shared dispositive power with respect to 144,839 shares.

Delinquent Section 16(a) Reports

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership and to provide the Company with copies of all such filed forms. Based solely on its review of such copies or written representations from reporting persons, the Company believes that all reports were filed on a timely basis during the fiscal year ended December 31, 2019, with the exception of a Form 4 for Mr. Jacobsen that was filed on August 2, 2019 reporting the sale of 2,500 shares on July 30, 2019 pursuant to a written non-discretionary Rule 10b5-1 plan.

EXECUTIVE COMPENSATION

2019 EXECUTIVE SUMMARY

        The following is an executive summary of our compensation program for our 2019 fiscal year:

Compensation Philosophy

  •
  We believe that our approach to the compensation program for our Named Executive Officers provides our Named Executive Officers with a compensation package which promotes the sustained profitability of the Company and aligns the interests of our Named Executive Officers with those of our shareholders. The compensation packages also reflect a pragmatic response to external market conditions; that is, total compensation that is competitive with comparable positions in similar industries, including the casual dining sector of the restaurant industry, but which is reasonable and in the best interests of our shareholders.

Pay Objectives

  •
  Our primary objective in setting and evaluating the compensation for our Named Executive Officers is to promote the sustained profitability of the Company. Our compensation program is designed to achieve this objective in the following manner:

  •
  The creation of a more direct relationship between the compensation for our Named Executive Officers and shareholder value since a significant portion of our Named Executive Officer's performance based restricted stock units and cash bonuses are based upon the achievement of defined performance goals to be established by the compensation committee.

  •
  The attraction and retention of top talent, while also encouraging our Named Executive Officers to keep their focus on both long-term business development and short-term financial growth.

  •
  The featuring of restricted stock unit awards, the value of which is dependent upon the performance of the Company and the price of our common stock.

  •
  The opportunity by the compensation committee to adjust a significant portion of the compensation for the Named Executive Officers through the annual grant of service based restricted stock units and/or performance based restricted stock units to more accurately reflect the overall performance of the Company.

Key Pay Components

  •
  The compensation packages for our Named Executive Officers are divided into the following three key components:

  •
  Base Salary:  Designed to provide a secure base of compensation and serve to motivate and retain our Named Executive Officers.

    •
    Cash Bonus:  Designed to reward our Named Executive Officers for the success of the Company as measured by growth in the Company's earnings per diluted share and its overall pre-tax profit, and for each Named Executive Officer's individual contribution to that success.

    •
    Restricted Stock Unit Grants:  Designed to offer the Named Executive Officers a financial interest in the long-term success of the Company and align their interests with those of our shareholders.

  •
  The compensation packages for our Named Executive Officers include the following types of restricted stock units:

  •
  Service Based Restricted Stock Units, which grant the Named Executive Officers the conditional right to receive shares of our common stock that vest after a defined period of service;

  •
  "Retention" Restricted Stock Units, which vest upon the completion of the term of an individual Named Executive Officer's agreement or such longer date as determined by the compensation committee; and

  •
  Performance Based Stock Units, which are calculated based on the achievement of certain Company performance targets established by the compensation committee and vest over a period of service.

  •
  Our Board has adopted stock ownership guidelines to further align the financial interests of the Company's executive officers with the interests of our shareholders. The guidelines provide that our Chief Executive Officer should own, at a minimum, the lesser of 100,000 shares or $2,500,000 in then-current market value, our President should own, at a minimum, the lesser of 40,000 shares or $1,000,000 in then-current market value, and our other executive officers should own, at a minimum, the lesser of 10,000 shares or $500,000 in then-current market value. The executive officers are expected to achieve these levels within five years of assuming their respective positions.

Setting Compensation

  •
  The compensation program for our Named Executive Officers are determined by the compensation committee.

  •
  The compensation committee evaluates the stock compensation for each Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole.

Compensation Discussion and Analysis

        The Company's compensation committee reviews and establishes executive compensation in connection with each executive officer's employment agreement. We entered into new employment agreements with W. Kent Taylor, Scott M. Colosi, and S. Chris Jacobsen, each a Named Executive Officer, on December 26, 2017, each of which has an effective date of January 8, 2018 and expires on January 7, 2021. We entered into an employment agreement with Tonya R. Robinson, also a Named Executive Officer, on June 11, 2018 and having an effective date of May 18, 2018, and with Doug W. Thompson, also a Named Executive Officer, on August 23, 2018, each of which expires on January 7, 2021. In connection with Ms. Robinson's appointment to Chief Financial Officer, the Company and Mr. Colosi entered into an amendment to his 2018 Employment Agreement on May 17, 2018 to reflect his resignation as Chief Financial Officer of the Company while still remaining as President of the Company. As used herein, the employment agreements, as amended (as and if applicable), with Messrs. Taylor, Colosi, Jacobsen, and Thompson, and Ms. Robinson shall be referred to collectively as the "2018 Employment Agreements" and with respect to any Named Executive Officer, as a "2018 Employment Agreement". As more particularly described below, on July 3, 2019, the Company entered into a Consulting Agreement and General Release of Claims (the "Colosi Consulting Agreement") with Mr. Colosi relating to Mr. Colosi's retirement as President of the Company effective as of June 20, 2019.

        To assist in setting compensation under the 2018 Employment Agreements and pursuant to the authority granted under its charter, the compensation committee engaged Willis Towers Watson as an independent compensation consultant in 2017 to advise the compensation committee on compensation for the executive officers and the non-employee directors, together with analysis and services related to such executive and director compensation. Specifically, the compensation committee asked the consultant to provide market data, review the design of the executive and director compensation packages, and provide guidance on cash and equity compensation for the Company's executive officers and the non-employee directors. Willis Towers Watson does not currently provide any other services to the Company, and the compensation committee has determined that Willis Towers Watson has sufficient independence from us and our executive officers to allow it to offer objective information and advice. All fees paid to Willis Towers Watson during fiscal year 2017 were in connection with their engagement by the compensation committee for the above services.

        Each 2018 Employment Agreement establishes a base salary throughout the term of the agreement, and a cash incentive bonus amount based on the achievement of defined goals to be established by the compensation committee. In addition to cash compensation, the 2018 Employment Agreements also provide the compensation committee with an opportunity to make annual stock awards to the Named Executive Officers, the types and amounts of which are subject to the compensation committee's discretion based on their annual review of the performance of the Company and of the individual Named Executive Officers. The types of stock awards contemplated by the 2018 Employment Agreements are (i) restricted stock units, which grant the Named Executive Officers the conditional right to receive shares of our common stock that vest after a defined period of service, (ii) "retention" restricted stock units, which vest upon the completion of the term of an individual Named Executive Officer's agreement or such longer date as determined by the compensation committee, and (iii) performance stock units, which are calculated based on the achievement of certain Company performance targets established by the compensation committee and vest over a period of service. As of the date of this proxy statement and as more particularly described below, each Named Executive Officer has received an annual grant of restricted stock units relating to their 2018 year service (which were granted in 2017 or 2018 [as applicable]), their 2019 year service (which were granted in 2019), and their 2020 year service (which were granted in 2020). Additionally, each of Messrs. Taylor, Colosi, Jacobsen, and Thompson, and Ms. Robinson have received grants of performance stock units relating to their 2018, 2019 and/or 2020 year service (as applicable). Moreover, each of Messrs. Colosi, Jacobsen, and Thompson, and Ms. Robinson have received "retention" grants of restricted stock units under their respective 2018 Employment Agreements, which vest upon the completion of the term of the agreement on the condition that the applicable Named Executive Officer is still serving the Company on the vesting date. Finally, Mr. Taylor's 2018 Employment Agreement also provides for a long-term "retention" grant of restricted stock units, which vest on January 8, 2023 on the condition that Mr. Taylor is still serving the Company on the vesting date.

        Under the 2018 Employment Agreements, each Named Executive Officer has agreed not to compete with us during the term of his or her employment and for a period of two years following his or her termination of employment, unless the Named Executive Officer's employment is terminated without cause following a change in control, in which case the Named Executive Officer has agreed not to compete with us through the date of the last payment of the Named Executive Officer's severance payments. Finally, the 2018 Employment Agreements also contain a "clawback" provision that enables the Company to seek reimbursement to the Company of any compensation paid to any Named Executive Officer which is required to be recovered by any law, governmental regulation or order, or stock exchange listing requirement.

        The compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts and feature restricted stock unit awards, the value of which is dependent upon the performance of the Company and the price of our common stock. The compensation committee evaluates the stock compensation for each specific Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Under this approach, the Named Executive Officers receive a combination of service based restricted stock units and performance based restricted stock units, with a significant portion of some of the Named Executive Officer's compensation being tied to the grant of such performance based restricted stock units. By conditioning a significant portion of the Named Executive Officer's performance based restricted stock unit grants upon the achievement of defined performance goals to be established by the compensation committee, combined with the stock ownership guidelines for our Named Executive Officers more particularly described above, we have created a more direct relationship between compensation and shareholder value. Additionally, by only providing one year's worth of restricted stock units to our Named Executive Officers in the 2018 Employment Agreements, the compensation committee has the opportunity to adjust a significant portion of the compensation for the Named Executive Officers on an annual basis to more accurately reflect the overall performance of the Company, which may include the issuance of service based restricted stock units and/or performance based restricted stock units. Overall, we believe this approach provides the Named Executive Officers with a compensation package which promotes the sustained profitability of the Company and aligns the interests of our Named Executive Officers with those of our shareholders. The compensation packages also reflect a pragmatic response to external market conditions; that is, total compensation that is competitive with comparable positions in similar industries, including the casual dining sector of the restaurant industry, but which is reasonable and in the best interests of our shareholders.

        We believe that the overall design of the compensation packages, along with the culture and values of our Company, allows us to attract and retain top talent, while also keeping the Named Executive Officers focused on both long-term business development and short-term financial growth.

        In deciding to continue and modify many of our existing executive compensation practices, our compensation committee considered that the holders of approximately 82% of the votes cast at our 2019 annual meeting on an advisory basis approved the compensation of our Named Executive Officers as disclosed in the proxy statement for the 2019 annual meeting. None of the Named Executive Officers, including Mr. Taylor, participated in the creation of their own compensation packages.

  Elements of Compensation

        Base Salary.    Base salaries for our Named Executive Officers are designed to provide a secure base of compensation which will be effective in motivating and retaining key executives.

        Each Named Executive Officer's 2018 Employment Agreement establishes an annual salary for the years shown in the table below.

	2018 (through January 7, 2019) ($)	2019 (through January 7, 2020) ($)	2020 (through January 7, 2021) ($)
W. Kent Taylor(i)	525,000	525,000	525,000
Chairman, Chief Executive Officer, President
Scott M. Colosi(ii)	450,000	450,000	450,000
Former President
S. Chris Jacobsen	300,000	315,000	325,000
Chief Marketing Officer
Tonya R. Robinson	275,000	300,000	325,000
Chief Financial Officer
Doug W. Thompson	450,000	450,000	450,000
Chief Operating Officer

(i)
As more particularly described above, in connection with Mr. Colosi's retirement from the Company on June 2019, the Board appointed Mr. Taylor as President of the Company effective as of June 24, 2019 while still remaining as the Chairman and Chief Executive Officer of the Company. The Board and the compensation committee did not increase Mr. Taylor's compensation following his appointment to President.

(ii)
As described above, Mr. Colosi retired as President of the Company on June 20, 2019. Mr. Colosi received a portion of the base salary for his partial 2019 fiscal year service through his retirement date and received additional compensation in accordance with the terms of the Colosi Consulting Agreement.

        Incentive Bonus.    Incentive bonuses are designed to reward our Named Executive Officers for the success of the Company, as measured by growth in the Company's earnings per diluted share ("EPS") and overall pre-tax profit, and for each Named Executive Officer's individual contribution to that success. It is our belief that a significant amount of each Named Executive Officer's compensation should be tied to the performance of the Company.

        Pursuant to the terms of the Texas Roadhouse, Inc. Cash Bonus Plan (the "Cash Bonus Plan"), the compensation committee may award an annual cash incentive to the Named Executive Officers, which is the grant of a right to receive a payment of cash that is subject to targets and maximums, and that is contingent on achievement of performance objectives during the Company's fiscal year. These cash incentives are also subject to the terms and conditions of the 2018 Employment Agreements and reflect each Named Executive Officer's job responsibilities and individual contribution to the success of the Company.

        Under the Cash Bonus Plan, the compensation committee established a two-pronged approach to tying the incentive compensation to the Company's performance. Under this approach, 50% of the target incentive bonus is awarded based on whether the Company achieves an annual EPS growth target of 10% (the "EPS Performance Goal"). The other 50% is based on a profit sharing pool (the "Profit Sharing Pool") comprised of 1.5% of the Company's pre-tax profits (income before taxes minus income attributable to non-controlling interests, as reported in our audited consolidated financial statements), which pool is distributed among our Named Executive Officers and certain other members of the Company's director-level management based on a pre-determined percentage interest in the pool and subject to certain pre-determined maximum amounts. After the end of the fiscal year, the compensation committee determines whether and to what extent the EPS Performance Goal has been met, and the portion of the Profit Sharing Pool to which each Named Executive Officer is entitled. Depending on the level of achievement of the EPS Performance Goal each year, 50% of the incentive bonus may be reduced to a minimum of $0 or increased to a maximum of two times the target amount. Each 1% change from the EPS Performance Goal results in an increase or decrease of 10% of the portion of the target bonus amount attributable to the achievement of the EPS Performance Goal. For example, if we achieve 11% EPS growth, the bonus payable would be 110% of the portion of the target bonus attributable to the achievement of the EPS Performance Goal. Conversely, if we achieve 9% EPS growth, the bonus payable would be 90% of the portion of the target bonus attributable to the achievement of the EPS Performance Goal. The remaining 50% of the Named Executive Officers' incentive bonus will fluctuate directly with Company pre-tax profits at fixed participation percentages and maximum amounts which are determined within 60 days following the commencement of the Company's fiscal year. The annual profit sharing component allows the Named Executive Officers to participate in a profit sharing pool with other members of the Company's director-level management team. By allowing this level of participation in the Company's overall profits, the compensation committee encourages responsible growth and aligns the interests of the Named Executive Officers with those of other management employees of the Company. This portion of the incentive bonus may be reduced to a minimum of $0 if the Company ceases to be profitable or for other reasons that the compensation committee determines, and may be increased to a maximum of two times the target amount established for each individual participant. Both portions of the incentive bonus can be adjusted downward (but not upward) by the compensation committee in its discretion. Cash incentive bonuses with respect to fiscal year 2019 were paid at 124.6% of the total target amount for all or a portion of the fiscal year in which a Named Executive Officer served in such role, based on actual EPS growth of 11.9% and an actual Profit Sharing Pool of $3,102,743 calculated on fiscal year 2019 pre-tax profit of $206,849,534.

        The actual amounts earned by each Named Executive Officer for fiscal year 2019 are more fully described in "Executive Compensation." The target bonus amount, along with the minimum and maximum bonus amounts, are set forth below:

Executive Incentive Compensation for Fiscal Year 2019

	Target Bonus ($)	Minimum Bonus ($)	Maximum Bonus ($)
W. Kent Taylor	525,000	0	1,050,000
Chairman, Chief Executive Officer, President
Scott M. Colosi(i)	350,000	0	700,000
Former President
S. Chris Jacobsen	200,000	0	400,000
Chief Marketing Officer
Tonya R. Robinson	200,000	0	400,000
Chief Financial Officer
Doug W. Thompson	480,000	0	960,000
Chief Operating Officer

(i)
As described above, Mr. Colosi retired as President of the Company on June 20, 2019. Upon his retirement, Mr. Colosi forfeited his right to receive his bonus for his 2019 fiscal year service.

        Stock Awards.    We make equity awards in the form of restricted stock units, which represent the conditional right to receive one share of our common stock upon satisfaction of the vesting requirements. Restricted stock units offer the Named Executive Officers a financial interest in the Company and align their interests with those of our shareholders. We also believe that the market price of our publicly traded common stock represents the most appropriate metric for determining the value of the equity portion of our Named Executive Officers' compensation packages. The overall compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts and feature restricted stock unit awards, the value of which is dependent upon the performance of the Company and the price of our common stock. The compensation committee evaluates the stock compensation for each specific Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Under this approach, the Named Executive Officers receive a combination of service based restricted stock units and performance based restricted stock units, with a significant portion of some of the Named Executive Officer's compensation being tied to the grant of such performance based restricted stock units. We believe that the service based restricted stock awards are inherently performance based since their value varies in response to investor sentiment regarding overall Company performance at the time of vesting. Moreover, by only providing one year's worth of restricted stock units to our Named Executive Officers in the 2018 Employment Agreements, the compensation committee has the opportunity to adjust a significant portion of the total compensation for the Named Executive Officers on an annual basis to more accurately reflect the overall performance of the Company, which may include the issuance of service based restricted stock units and/or restricted stock units based on the achievement of defined goals to be established by the compensation committee for any and/or all of our Named Executive Officer. Additionally, each 2018 Employment Agreement for Messrs. Colosi, Jacobsen and Thompson, and Ms. Robinson provide for a "retention" grant of restricted stock units, which vest upon completion of the term of their 2018 Employment Agreement on the condition that the applicable Named Executive Officer is still serving the Company on the vesting date, and Mr. Taylor's 2018 Employment Agreement provides for a long-term "retention" grant of restricted stock units, which vest on January 8, 2023 on the condition that Mr. Taylor is still serving the Company on the vesting date.

        In addition, the 2018 Employment Agreements for Messrs. Taylor, Colosi, Thompson, and Jacobsen and Ms. Robinson contain bifurcated awards of service based restricted stock units and performance based restricted stock units for all or a portion of the term of their respective 2018 Employment Agreements. For the performance based awards, the compensation committee has established a two-pronged approach which mirrors the approach used for annual cash incentive bonuses. Under this approach, a percentage of the target equity award is based on whether the Company achieves the annual EPS Performance Goal, and a percentage is based on the Profit Sharing Pool comprised of 1.5% of the Company's pre-tax profits (income before taxes minus income attributable to non-controlling interests, as reported in our audited financial statements). After the end of the fiscal year, the compensation committee determines whether and to what extent the EPS Performance Goal has been met, and the portion of the Profit Sharing Pool to which each officer is entitled. Each 1% change from the EPS Performance Goal results in an increase or decrease of 10% of the portion of the target amount attributable to the achievement of the EPS Performance Goal. For example, if we achieve 11% EPS growth, the number of shares awarded would be 110% of the portion of the target amount attributable to the achievement of the EPS Performance Goal. Conversely, if we achieve 9% EPS growth, the award would be 90% of the portion of the target amount attributable to the achievement of the EPS Performance Goal. The remaining percentage of the Named Executive Officers' equity award will fluctuate directly with Company pre-tax profits at fixed participation percentages and maximum amounts which are determined within 60 days following the commencement of the Company's fiscal year. Both portions of the performance based equity award may be reduced to a minimum of $0 or increased to a maximum of two times the target amount for each individual participant. Both portions of the performance based equity award can also be adjusted downward (but not upward) by the compensation committee in its discretion. Performance based equity awards with respect to fiscal year 2019 were paid at 124.6% of the total target amount for all or a portion of the fiscal year in which a Named Executive Officer served in such role, based on actual EPS growth of 11.9% and an actual Profit Sharing Pool of $3,102,743 calculated on fiscal year 2019 pre-tax profit of $206,849,534. For discussion of the percentages assigned by the compensation committee to each component of the performance based equity awards for Messrs. Taylor, Colosi, Jacobsen, and Thompson, and Ms. Robinson, refer to the associated tables below.

        The number of restricted stock units granted to each Named Executive Officer reflects each Named Executive Officer's job responsibilities and individual contribution to the success of the Company.

        Service Based Restricted Stock Units.    Except as noted below, the number of service based restricted stock units granted under the 2018 Employment Agreements are shown in the table below and are subject to the Named Executive Officer still serving the Company on the vesting date.

	Service Based Restricted Stock Units vesting on January 8, 2019 pursuant to 2018 Employment Agreements		Service Based Restricted Stock Units vesting on June 11, 2019 pursuant to 2018 Employment Agreements	Service Based Restricted Stock Units vesting on August 27, 2019 pursuant to 2018 Employment Agreements	Service Based Restricted Stock Units vesting on January 8, 2020 pursuant to 2018 Employment Agreements		Service Based Restricted Stock Units vesting on January 8, 2021 pursuant to 2018 Employment Agreements(1)		Service Based Restricted Stock Units vesting on January 8, 2023 pursuant to 2018 Employment Agreements(2)	Total Service Based Restricted Stock Units granted pursuant to 2018 Employment Agreements
W. Kent Taylor	10,000		—	—	10,000		10,000		75,000	105,000
Chairman, Chief Executive Officer, President
Scott M. Colosi	10,000		—	—	10,000	(3)	15,000	(3)	—	35,000
Former President
S. Chris Jacobsen	—	(4)	—	—	5,000		15,000		—	20,000
Chief Marketing Officer
Tonya R. Robinson	—		7,000	—	10,000		20,000		—	37,000
Chief Financial Officer
Doug W. Thompson	—		—	2,000	10,000		22,500		—	34,500
Chief Operating Officer

(1)
With respect to Messrs. Colosi, Jacobsen, and Thompson and Ms. Robinson, this number includes a retention grant of restricted stock units which will vest on January 8, 2021, provided the applicable Named Executive Officer is still serving the Company on the vesting date.

(2)
With respect to Mr. Taylor, this number represents a retention grant of restricted stock units which will vest on January 8, 2023 provided Mr. Taylor is still serving the Company on the vesting date.

(3)
As previously described, Mr. Colosi retired as President of the Company on June 20, 2019. Upon his retirement, Mr. Colosi forfeited his right to receive the 10,000 service based restricted stock units relating to his 2019 fiscal year service vesting on January 8, 2020 and the 15,000 retention restricted stock units vesting on January 8, 2021.

(4)
With respect to Mr. Jacobsen, because Mr. Jacobsen's prior employment agreement included a grant of restricted stock units relating to his 2018 fiscal year service, his 2018 Employment Agreement did not include an initial grant of restricted stock units; provided, however, for his 2018 fiscal year service, Mr. Jacobsen received a grant of 10,000 restricted stock units, together with a retention grant of 5,000 restricted stock units, previously granted under his prior employment agreement.

        Performance Based Restricted Stock Units.    The number of performance based restricted stock units granted to Messrs. Taylor, Colosi, Thompson and Jacobsen for the 2019 fiscal year under their 2018

Employment Agreement, and the number of shares of common stock which actually vested based on the Company's performance, are shown in the table below:

	Target Number of Performance Based Restricted Stock Units Granted for 2019 pursuant to 2018 Employment Agreements	Minimum Number of Performance Based Restricted Stock Units pursuant to 2018 Employment Agreements	Maximum Number of Performance Based Restricted Stock Units pursuant to 2018 Employment Agreements	Actual Number of Shares Issued for 2019 following Certification of 2019 Performance Goals(1)
W. Kent Taylor	50,000	0	100,000	62,303
Chairman, Chief Executive Officer, President
Scott M. Colosi	40,000	0	80,000	0	(2)
Former President
Doug W. Thompson	20,000	0	40,000	24,921
Chief Operating Officer
S. Chris Jacobsen	7,000	0	14,000	8,722
Chief Marketing Officer

(1)
The shares underlying the performance based restricted stock units attributable to the 2019 fiscal year were issued on February 28, 2020. The compensation committee determined that 50% of the performance based restricted stock unit award for the 2019 fiscal year would be based on an EPS growth target of 10%, which portion would be reduced or increased by 10% for every 1% of annual growth in EPS less than or in excess of the 10% goal, and that 50% of the performance based restricted stock unit award for the 2019 fiscal year would be based on a pre-tax profit target opportunity equal to the percentage payout of 1.5% of pre-tax earnings divided by the bonus pool target set by the compensation committee for the performance period.

(2)
As described above, Mr. Colosi retired as President of the Company on June 20, 2019. Upon his retirement, Mr. Colosi forfeited his right to receive any performance based restricted stock units relating to his 2019 fiscal year service.

        The number of performance based restricted stock units granted in 2020 to Messrs. Taylor, Thompson, and Jacobsen, and Ms. Robinson under their respective 2018 Employment Agreements for the 2020 fiscal year is shown in the table below. The actual number of shares that will be issued to each of Messrs. Taylor, Thompson, and Jacobsen, and Ms. Robinson for fiscal year 2020 based on achievement of the performance goals assigned to these grants by the compensation committee will not be calculated until the first quarter of 2021.

	Target Number of Performance Based Restricted Stock Units vesting on January 8, 2021 pursuant to 2018 Employment Agreements(1)	Minimum Number of Performance Based Restricted Stock Units pursuant to 2018 Employment Agreements	Maximum Number of Performance Based Restricted Stock Units pursuant to 2018 Employment Agreements
W. Kent Taylor	50,000	0	100,000
Doug W. Thompson	20,000	0	40,000
S. Chris Jacobsen	7,000	0	14,000
Tonya R. Robinson	2,000	0	4,000

(1)
The compensation committee determined that 50% of the performance based restricted stock unit award for 2020 would be based on an EPS growth target of 10%, which portion would be reduced or increased by 10% for every 1% of annual growth in EPS less than or in excess of the 10% goal, and that 50% of the performance based restricted stock unit award for 2019 would be based on a pre-tax profit target opportunity equal to the percentage payout of 1.5% of pre-tax earnings divided by the bonus pool target set by the compensation committee for the performance period. The performance based restricted stock unit award for Messrs. Taylor, Thompson, and Jacobsen and Ms. Robinson with respect to fiscal year 2020 will be certified in the first quarter of 2021.

        The 2018 Employment Agreements further provide that the compensation committee may, in its discretion, grant additional performance based restricted stock units to Messrs. Taylor, Thompson, and Jacobsen, and Ms. Robinson with respect to future performance periods.

  Separation and Change in Control Arrangements

        Except in the event of a change in control, the 2018 Employment Agreement with Mr. Taylor provides that no severance would be paid to him upon termination of employment, but he would be entitled to receive a gift of a crisp $100 bill if his employment were to be terminated by the Company without cause before the end of the term. The 2018 Employment Agreement for each of Messrs. Colosi, Jacobsen, and Thompson, and Ms. Robinson provides that, except in the event of a change in control, if the Company terminates their employment without cause before the end of the term and the applicable Named Executive Officer signs a release of all claims against the Company, then the Company will pay a severance payment equal to any bonus for a year already ended (even if not yet paid at termination), plus the Named Executive Officer's base salary for a period of 180 days, and payment of a fixed sum ($175,000 for Mr. Colosi, $100,000 for Mr. Jacobsen, $225,000 for Mr. Thompson, and $100,000 for Ms. Robinson). Similar payments are due to the Named Executive Officers under the 2018 Employment Agreements if employment was or is terminated by reason of death or disability before the end of the term. The Company provides these severance payments to allow for a period of transition and in exchange for a full release of claims against the Company. The salary component of the severance payments is subject to deductions and withholdings and is to be paid to the Named Executive Officers in periodic installments in accordance with our normal payroll practices. The fixed sum is paid in a single lump sum, and any bonus component of the severance payments for a performance period that ended before termination is to be paid on the same date as the payment would have been made had his or her employment not been terminated.

        The 2018 Employment Agreements also provide that if the Named Executive Officer's employment is terminated other than for cause following a change in control, or if the Named Executive Officer resigns for good reason following a change in control because he or she is required to relocate, and the Company's successor does not agree to be bound by the agreement, or the Named Executive Officer's responsibilities, pay or total benefits are reduced, then in such an event each such Named Executive Officer will receive severance payments in an amount equal to the Named Executive Officer's base salary and incentive bonus through the end of the term of the agreement but not less than one year. In addition, the Named Executive Officer's unvested stock awards, if any, will become vested as of the date of termination. Moreover, with respect to each of the Named Executive Officers under their respective 2018 Employment Agreements, if his or her employment is terminated under such circumstances and the Named Executive Officer has not yet been granted service based restricted stock units or performance based restricted stock units, as applicable under the respective Named Executive Officer's 2018 Employment Agreements, for either or both of the second and third years of his or her employment agreement, the Named Executive Officer will be issued the target number of service based restricted stock units and/or performance based restricted stock units (as applicable) set forth above for each of these years. The payments and acceleration of vesting of the stock awards are contingent upon the Named Executive Officer signing a full release of claims against the Company. The salary component of the severance payments is subject to deductions and withholdings and is to be paid to the Named Executive Officers in periodic installments in accordance with our normal payroll practices or in a lump sum at the discretion of the compensation committee and in compliance with Section 409A of the Internal Revenue Code. The bonus component of the severance payments to the Named Executive Officers is to be paid on the same date as the payment would have been made had his or her employment not been terminated.

        According to the terms of the 2018 Employment Agreements, a change in control means that one of the following events has taken place: (1) the shareholders of the Company approve (a) a merger or statutory plan of exchange involving the Company ("Merger") in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock, $0.001 par value ("Common Stock") would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of Common Stock immediately prior to the Merger have substantially the same proportionate ownership of common stock of the surviving corporation after the Merger, or (b) a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution; (2) during any period of 12 months or less, individuals who at the beginning of such period constituted a majority of the Board cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; (3) a tender or exchange offer (other than one made by (a) the Company, or (b) Mr. Taylor or any corporation, limited liability company, partnership, or other entity in which Mr. Taylor owns a direct or indirect ownership of 50% or more, or controls 50% or more of the voting power [collectively, the "Taylor Parties"]) is made for the Common Stock (or securities convertible into Common Stock) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]), directly or indirectly, of securities representing in excess of the greater of at least 20% of the voting power of outstanding securities of the Company or the percentage of the voting power of the outstanding securities of the Company collectively held by all of the Taylor Parties; or (4) any person other than a Taylor Party becomes the beneficial owner of securities representing in excess of the greater of 20% of the aggregate voting power of the outstanding securities of the Company as disclosed in a report on Schedule 13D of the Exchange Act or the percentage of the voting power of the outstanding securities of the Company collectively held by all of the Taylor Parties. No change of control will be deemed to have occurred for purposes of an individual 2018 Employment Agreement by virtue of any transaction which results in the affected Named Executive Officer, or a group of persons which includes the affected Named Executive Officer, acquiring, directly or indirectly, securities representing 20% or more of the voting power of outstanding securities of the Company.

        The estimated amounts that would have been payable to a Named Executive Officer under the 2018 Employment Agreements are more fully described in "Termination, Change of Control and Change of Responsibility Payments."

        Additionally, on June 20, 2019, Mr. Colosi and the Company announced that Mr. Colosi would be retiring as President of the Company effective as of June 20, 2019. On July 3, 2019, the Company entered into the Colosi Consulting Agreement with Mr. Colosi. Under the Colosi Consulting Agreement, which expired on March 1, 2020, the Company agreed to pay Mr. Colosi an aggregate sum of $500,000 in bi-weekly installments over the term of the Colosi Consulting Agreement. In addition, the Company agreed to pay Mr. Colosi an aggregate sum of $1,400,000, payable on March 1, 2020. Under the terms of the Colosi Consulting Agreement, Mr. Colosi agreed to be available upon reasonable notice to consult on matters assigned by the Company. The Colosi Consulting Agreement also provided a general release of claims through June 20, 2019. Finally, the Colosi Consulting Agreement reaffirmed certain obligations of Mr. Colosi under his 2018 employment agreement, including, without limitation, obligations pertaining to non-competition, non-hire, and non-solicitation.

  Hedging and Pledging Policies

        The Company has an insider trading policy that, among other things, prohibits all of our employees (including our executive officers) and our directors from engaging in speculative trading in the Company's shares, which prohibition includes any arrangement by which a shareholder or option holder changes his or her economic exposure to changes in the price of the stock. Prohibited arrangements include buying standardized put or call options, writing put or call options, selling stock short, buying or selling securities convertible into other securities, or merely engaging in a private arrangement where the value of the agreement varies in relation to the price of the underlying security. Such arrangements are prohibited because these transactions may give the appearance of improper trades and look disloyal. In addition, our insider trading policy strongly discourages employees (including our executive officers) and our directors from holding the Company's securities in a margin account or otherwise pledging these securities as collateral for a loan. As of the date of this proxy statement, none of our Named Executive Officers and non-employee directors hold the Company's securities in a margin account or have otherwise pledged them as collateral for a loan.

  Compensation Committee Report

        The compensation committee has reviewed and discussed the "Compensation Discussion and Analysis" required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the Board that the "Compensation Discussion and Analysis" be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

        All members of the compensation committee concur in this report.

  James R. Zarley, Chair
  Gregory N. Moore
  Curtis A. Warfield
  Kathleen M. Widmer

Summary Compensation Table

        The following table sets forth the total compensation earned with respect to the fiscal years 2019, 2018, and 2017 for Mr. Taylor, our Chairman, Chief Executive Officer, and President, and Ms. Robinson, our Chief Financial Officer. It also includes such information for each of our three other most highly compensated executive officers during fiscal year 2019, as and if applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Grant Date Fair Value of Stock Awards ($)(2)(3)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)(3)
W. Kent Taylor	2019	525,000	—	3,711,600	654,181	8,961		4,899,742
Chairman, Chief Executive	2018	525,000	—	—	829,316	8,782		1,363,098
Officer, President	2017	525,000	—	7,314,300	710,240	8,670		8,558,210
Tonya R. Robinson	2019	298,077	200	1,237,200	249,212	1,161		1,785,850
Chief Financial Officer	2018	250,633	200	626,775	208,601	982		1,087,191
Scott M. Colosi	2019	219,808	—	4,020,900	—	1,727,455	(4)	5,968,163
Former President	2018	450,000	200	—	552,877	8,782		1,011,859
	2017	450,000	200	2,709,000	473,494	8,670		3,641,364
S. Chris Jacobsen	2019	314,481	200	742,320	249,212	8,961		1,315,174
Chief Marketing Officer	2018	300,000	200	—	315,930	8,782		624,912
	2017	300,000	200	541,800	236,747	8,670		1,087,417
Doug W. Thompson	2019	450,000	200	2,629,050	598,108	8,961		3,686,319
Chief Operating Officer	2018	450,000	200	1,271,240	659,430	8,782		2,389,652

(1)
This column represents holiday bonus awards paid to the Named Executive Officers for the fiscal years ended December 31, 2019, December 25, 2018, and December 26, 2017.

(2)
Reflects the grant date fair value computed in accordance with FASB ASC Topic 718 of performance based restricted stock units and service based restricted stock units granted pursuant to the Company's long term incentive plan using the closing price of the Company's common stock on the last trading day immediately preceding the grant date. These are not amounts paid to or received by the Named Executive Officers.

The Company cautions that the amounts reported in the Summary Compensation Table for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company's actual operating performance, stock price fluctuations and the Named Executive Officer's continued service with the Company. Additional information on all outstanding stock awards is reflected in the "Grants of Plan-Based Awards Table" and the "Outstanding Equity Awards at Fiscal Year End Table."

(3)
With respect to Mr. Taylor, (i) amounts for the 2019 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Taylor during the 2019 fiscal year relating to his 2019 year service, and (ii) amounts for the 2017 fiscal year include (a) the performance based restricted stock units and service based restricted stock units granted to Mr. Taylor during the 2017 fiscal year relating to his 2018 year service, and (b) the "retention" restricted stock units granted under his 2018 Employment Agreement as more particularly described above.

With respect to Mr. Colosi, (i) amounts for the 2019 fiscal year include (a) the performance based restricted stock units and service based restricted stock units granted to Mr. Colosi during the 2019 fiscal year relating to his 2019 year service, and (b) the "retention" restricted stock units granted to Mr. Colosi during the 2019 fiscal year, and (ii) amounts for the 2017 fiscal year include the performance based restricted stock units and service based restricted stock units granted to

  Mr. Colosi during the 2017 fiscal year relating to his 2018 year service. With respect to the restricted stock units granted to Mr. Colosi for the 2019 fiscal year, upon his retirement, he forfeited his right to receive such units which had a grant date fair value of $4,020,900.

  With respect to Mr. Jacobsen, (i) amounts for the 2019 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Jacobsen during the 2019 fiscal year relating to his 2019 year service, and (ii) amounts for the 2017 fiscal year include the "retention" restricted stock units granted to Mr. Jacobsen under his 2018 Employment Agreement as more particularly described above.

  With respect to Ms. Robinson, (i) amounts for the 2019 fiscal year include (a) the service based restricted stock units granted to Ms. Robinson during the 2019 fiscal year relating to her 2019 year service, and (b) the "retention" restricted stock units granted to Ms. Robinson during the 2019 fiscal year, and (ii) amounts for the 2018 fiscal year include the service based restricted stock units granted to Ms. Robinson during the 2018 fiscal year relating to her 2018 year service.

  With respect to Mr. Thompson, (i) amounts for the 2019 fiscal year include (a) the performance based restricted stock units and service based restricted stock units granted to Mr. Thompson during the 2019 fiscal year relating to his 2019 year service, and (b) the "retention" restricted stock units granted to Mr. Thompson during the 2019 fiscal year, and (ii) amounts for the 2018 fiscal year include the service based restricted stock units granted to Mr. Thompson during the 2018 fiscal year relating to his 2018 year service.

(4)
With respect to Mr. Colosi's all other compensation amount described for 2019, Mr. Colosi received (i) approximately $323,529 under the Colosi Consulting Agreement for the period commencing on the start of the Colosi Consulting Agreement through December 31, 2019, (ii) $1,400,000 on March 1, 2020 following the conclusion of his consulting service under the Colosi Consulting Agreement, and (iii) $3,926 for other amounts earned during fiscal year 2019 prior to his retirement; provided, however, the column does not include approximately $176,471 that Mr. Colosi earned under the Colosi Consulting Agreement for the period commencing on January 1, 2020 and continuing through March 1, 2020.

Grants of Plan-Based Awards in Fiscal Year 2019

        The following table presents information with respect to grants of stock awards to the applicable Named Executive Officers during fiscal year 2019.

Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)					Grant Date Fair Value of Stock and Option Awards ($)(3)
						All Other Stock Awards: Number of Shares of Stock or Units(2)
Name	Grant Date	Minimum	Target		Maximum
W. Kent Taylor
Service Based RSUs vesting on January 8, 2020	January 8, 2019	—	—		—	10,000	618,600
Performance Based RSUs vesting on January 8, 2020	January 8, 2019	—	50,000	(4)	100,000	—	3,093,000
Scott M. Colosi
Service Based RSUs vesting on January 8, 2020	January 8, 2019	—	—		—	10,000	618,600
Service Based RSUs vesting on January 8, 2021	January 8, 2019	—	—		—	15,000	927,900
Performance Based RSUs vesting on January 8, 2020	January 8, 2019	—	40,000	(4)	80,000	—	2,474,400
S. Chris Jacobsen
Service Based RSUs vesting on January 8, 2020	January 8, 2019	—	—		—	5,000	309,300
Performance Based RSUs vesting on January 8, 2019	January 8, 2019	—	7,000	(4)	14,000	—	433,020
Tonya R. Robinson
Service Based RSUs vesting on January 8, 2020	January 8, 2019	—	—		—	10,000	618,600
Service Based RSUs vesting on January 8, 2021	January 8, 2019	—	—		—	10,000	618,600
Doug W. Thompson
Service Based RSUs vesting on January 8, 2020	January 8, 2019	—	—		—	10,000	618,600
Service Based RSUs vesting on January 8, 2021	January 8, 2020	—	—		—	12,500	773,250
Performance Based RSUs vesting on January 8, 2020	January 8, 2019	—	20,000	(4)	40,000	—	1,237,200

(1)
These amounts reflect the minimum, target, and maximum number of shares issuable under performance awards. The related performance targets and certain results are described in detail in the "Compensation Discussion and Analysis."

(2)
Each stock award consists of restricted stock units, where each unit represents the conditional right to receive one share of our common stock upon satisfaction of vesting requirements. See the "Compensation Discussion and Analysis" for the conditions of accelerated vesting upon termination of employment other than for cause.

(3)
Reflects the grant date fair value computed in accordance with ASC 718 of the target number of performance based units and restricted stock units granted to the Named Executive Officers using the closing price of the Company's common stock on the last trading day immediately preceding the grant date, which was $61.86. These are not amounts paid to or received by the Named Executive Officers. For discussion of the assumptions used in determining these values, see Note 14 to the consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(4)
The amount included in the table above represents the target award opportunity. Performance based equity awards with respect to fiscal year 2019 were paid at 124.6% of the total target amount for all or a portion of the fiscal year in which a Named Executive Officer served in such role, based on actual EPS growth of 11.9% and an actual Profit Sharing Pool of $3,102,743 calculated on fiscal year 2019 pre-tax profit of $206,849,534.

Outstanding Equity Awards

        The following table presents information with respect to outstanding stock option awards, stock awards, and equity incentive plan awards as of December 31, 2019 by the Named Executive Officers (other than Mr. Colosi).

Outstanding Equity Awards at Fiscal Year End Table

	Stock Awards			Equity Incentive Plan Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
W. Kent Taylor	85,000	(2)	4,787,200	50,000	(3)	2,816,000
Chairman, Chief Executive Officer, President
S. Chris Jacobsen	15,000	(4)	844,800	7,000	(5)	394,240
Chief Marketing Officer
Tonya R. Robinson	20,000	(6)	1,126,400	—		—
Chief Financial Officer
Doug W. Thompson	22,500	(7)	1,267,200	20,000	(8)	1,126,400
Chief Operating Officer

(1)
Market value was computed using the Company's closing stock price on the last trading day of our fiscal year ended December 31, 2019, which was $56.32.

(2)
The vesting schedule is as follows: 10,000 shares on January 8, 2020, and 75,000 shares on January 8, 2023.

(3)
Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 50,000 shares on January 8, 2020.

(4)
The vesting schedule is as follows: 5,000 shares on January 8, 2020, and 10,000 shares on January 8, 2021.

(5)
Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 7,000 shares on January 8, 2020.

(6)
The vesting schedule is as follows: 10,000 shares on January 8, 2020, and 10,000 shares on January 8, 2021.

(7)
The vesting schedule is as follows: 10,000 shares on January 8, 2020, and 12,500 shares on January 8, 2021.

(8)
Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 20,000 shares on January 8, 2020.

        See the "Compensation Discussion and Analysis" for the conditions of accelerated vesting upon termination of employment other than for cause.

Stock Vested

        The following table presents information with respect to stock awards vested during the fiscal year ended December 31, 2019 by the Named Executive Officers.

Stock Vested Table

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
W. Kent Taylor	88,983	5,504,488	(i)
Chairman, Chief Executive Officer, President
Scott M. Colosi	73,186	4,527,286	(ii)
Former President
S. Chris Jacobsen	15,000	927,900	(iii)
Chief Marketing Officer
Tonya R. Robinson	10,000	563,310	(iv)
Chief Financial Officer
Doug W. Thompson	22,000	1,338,860	(v)
Chief Operating Officer

(1)
The value realized upon vesting of restricted stock units represents the fair value of the underlying shares based on the closing price of the Company's common stock on the trading day immediately preceding the vesting date, which is in accordance with the following:

(i)
$61.86 with respect to the 10,000 service based restricted stock units which vested on January 8, 2019, and $61.86 with respect to the 78,983 performance based restricted stock units which vested on January 8, 2019 but became reportable on February 22, 2019.

(ii)
$61.86 with respect to the 10,000 service based restricted stock units which vested on January 8, 2019, and $61.86 with respect to the 63,186 performance based restricted stock units which vested on January 8, 2019 but became reportable on February 22, 2019.

(iii)
$61.86 with respect to the 15,000 restricted stock units which vested on January 8, 2019.

(iv)
$62.52 with respect to the 1,500 restricted stock units which vested on February 26, 2019, $54.72 with respect to 1,500 restricted stock units which vested on May 6, 2019, and $55.35 with respect to 7,000 restricted stock units which vested on June 11, 2019.

(v)
$61.86 with respect to the 20,000 restricted stock units which vested on January 8, 2019, and $50.83 with respect to 2,000 restricted stock units which vested on August 27, 2019.

Termination, Change of Control and Change of Responsibility Payments

        If a Named Executive Officer had resigned or been terminated for cause prior to the expiration of the term of his or her 2018 Employment Agreement, the Named Executive Officer would have received payment of his or her annual base salary then in effect through the date of resignation or termination.

        If a Named Executive Officer had been terminated prior to the expiration of the term of his or her 2018 Employment Agreement as a result of death or disability, such Named Executive Officer's beneficiary or estate would have been entitled to receive an amount equal to such officer's annual base salary then in effect through the date of termination due to death or disability, plus any earned but unpaid bonus, plus the amount of such Named Executive Officer's annual base salary then in effect for

180 days following the termination, plus a fixed bonus amount as follows: for Mr. Taylor, $262,500; for Mr. Colosi, $175,000; for Mr. Jacobsen, $100,000; for Ms. Robinson, $100,000; and, for Mr. Thompson, $225,000.

        Except as otherwise noted with respect to Mr. Colosi, the following table lists the estimated amounts payable to a Named Executive Officer pursuant to the 2018 Employment Agreements if his or her employment had been terminated without cause unrelated to a change of control on December 31, 2019, the last day of our fiscal year, provided that each Named Executive Officer signed a full release of all claims against us.

Termination Payments Table

Name	Total Estimated Cash Payments ($)(1)
W. Kent Taylor	100
Chairman, Chief Executive Officer, President
Scott M. Colosi	1,900,000	(2)
Former President
S. Chris Jacobsen	504,554
Chief Marketing Officer
Tonya R. Robinson	497,157
Chief Financial Officer
Doug W. Thompson	1,045,026
Chief Operating Officer

(1)
Mr. Taylor is entitled to a crisp $100 bill upon the termination of his employment without cause. If the employment of Mr. Jacobsen had been terminated under those circumstances, he would have received any bonus for a year already ended (even if not yet paid at termination), plus the proportionate share of his annual base salary then in effect ($315,000) for 180 days, plus $100,000. If the employment of Ms. Robinson had been terminated under those circumstances, she would have received any bonus for a year already ended (even if not yet paid at termination), plus the proportionate share of her annual base salary then in effect ($300,000) for 180 days, plus $100,000. If the employment of Mr. Thompson had been terminated under those circumstances, he would have received any bonus for a year already ended (even if not yet paid at termination), plus the proportionate share of his annual base salary then in effect ($450,000) for 180 days, plus $225,000.

(2)
As more particularly described above, this amount includes the actual amount paid by the Company to Mr. Colosi pursuant to the Colosi Consulting Agreement and is comprised of (i) an aggregate sum of $500,000 in bi-weekly installments over the term of the Colosi Consulting Agreement, and (ii) $1,400,000 paid to Mr. Colosi on March 1, 2020. As previously discussed, upon his retirement, Mr. Colosi forfeited his right to all outstanding equity awards and he reaffirmed certain obligations under his 2018 employment agreement, including, without limitation, obligations pertaining to non-competition, non-hire, and non-solicitation

        The following table lists the estimated amounts payable to a Named Executive Officer (other than Mr. Colosi) if his or her employment had been terminated without cause following a change of control, or if any of the officers had resigned his or her position for good reason following a change of control, on December 31, 2019, the last day of our fiscal year, provided that each Named Executive Officer signed a full release of claims against us.

 Change in Control, Change in Responsibilities Payments Table

Name	Estimated Cash Payments ($)(1)	Estimated Value of Newly Vested Stock Awards ($)(2)	Total ($)
W. Kent Taylor	1,714,249	10,982,400	12,696,649
Chairman, Chief Executive Officer, President
S. Chris Jacobsen	770,253	1,914,880	2,685,133
Chief Marketing Officer
Tonya R. Robinson	754,965	1,689,600	2,444,565
Chief Financial Officer
Doug W. Thompson	1,536,738	4,083,200	5,629,938
Chief Operating Officer

(1)
If the employment of any of the Named Executive Officers listed above had been terminated without cause following a change of control, or if any of the Named Executive Officers listed above had resigned his or her position for good reason following a change of control, the Named Executive Officer would have received the amount of his or her then current base salary and target incentive bonus through the end of the term of the Named Executive Officer's employment agreement, but not less than one year. Had a Named Executive Officer's employment been so terminated on December 31, 2019, each of Messrs. Taylor, Jacobsen, and Thompson, and Ms. and Robinson would have received payment through January 7, 2021.

        The table below details the estimated payment for each Named Executive Officer.

Name	Salary ($)	Bonus ($)	Total Estimated Payments ($)
W. Kent Taylor	535,068	1,179,181	1,714,249
Chairman, Chief Executive Officer, President
S. Chris Jacobsen	321,041	449,212	770,253
Chief Marketing Officer
Tonya R. Robinson	305,753	449,212	754,965
Chief Financial Officer
Doug W. Thompson	458,630	1,078,108	1,536,738
Chief Operating Officer
(2)
Each Named Executive Officer's restricted stock units would have become immediately vested upon a termination of his or her employment without cause following a change of control, or if any of the Named Executive Officers had resigned his or her position for good reason following a change of control. In addition, if any of Messrs. Taylor, Colosi, Jacobsen, and Thompson, and Ms. Robinson had not yet been granted performance based restricted stock units for the third year of their respective employment agreement, they would be issued the target number of units set forth in their respective 2018 Employment Agreements and as more particularly identified in the Grants of Plan-Based Awards Table above for each such year. The amounts shown in this column represent the value of the restricted stock units at the closing price of our common stock on the last trading day of our fiscal year ended December 31, 2019, which was $56.32. The number of restricted stock units which would have vested on that date are shown in "Outstanding Equity Awards."

CEO Pay Ratio

        Under Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act, a U.S. publicly traded corporation is required to disclose the ratio between their Chief Executive Officer's annual total compensation to the total compensation of such corporation's median employee after excluding the Chief Executive Officer's compensation. To identify our median employee, we used the 2019 total cash compensation for all individuals (other than Mr. Taylor, our CEO) who were employed by us as of December 31, 2019, the last day of our 2019 fiscal year. For the purposes of calculating our employee's total cash compensation, we used our employee's base wages identified on our employees' W-2 forms. As a part of our calculation, we included all employees, whether employed by us on a full-time or part-time basis, and we annualized the compensation of any employee whom we hired during our 2019 fiscal year and who was working for us at the end of our fiscal year. As of December 31, 2019, approximately 72% of our employees were part-time employees and our average employee worked approximately 23 hours per week.

        We identified our median employee as a part-time server in Bismarck, North Dakota who worked an average of 15 hours per week. After identifying our median employee, we calculated the annual total compensation for such employee as $13,483, which is determined using the same methodology we used for our Named Executive Officers as set forth in the 2019 Summary Compensation Table described above.

        As more particularly described in the 2019 Summary Compensation Table, the annual total compensation for Mr. Taylor, our CEO, for our 2019 fiscal year is $4,900,645 and the ratio between the compensation for our CEO and the compensation for our median employee is 363 to 1. Note that since the SEC rules allow companies to use various methodologies and assumptions, apply certain exclusions, and make reasonable estimates relating to a specific company's employee base when identifying the median employee, the CEO pay ratio disclosed by other companies may not be comparable with the CEO pay ratio disclosed in this paragraph. Additionally, the pay ratio between our CEO and our median employee may vary year to year based, in part, on the grant date value of any restricted stock units granted to our CEO in any given year.

AUDIT COMMITTEE REPORT

        The audit committee of the Board (the "Committee") is currently composed of three directors, all of whom meet the criteria for independence under the applicable NASDAQ and Securities & Exchange Commission (the "SEC") rules and the Sarbanes-Oxley Act. The Committee acts under a written charter adopted by the Board, a copy of which is available on the Company's website at www.texasroadhouse.com.

        The Committee has prepared the following report on its activities and with respect to the Company's audited consolidated financial statements for the fiscal year ended December 31, 2019 (the "Audited Financial Statements").

  •
  The Committee met 14 times during fiscal year 2019, which were comprised of six regular meetings of the Committee and two meetings per quarter relating to the Committee's review of the Company's filings with the SEC. The Committee's meetings included private sessions with the Company's independent auditors and internal auditors, as well as executive sessions consisting of only Committee members. The Committee also met periodically in private sessions with management, including Named Executive Officers (as needed);

  •
  The Committee reviewed the acknowledgement process for the Company's Code of Conduct, and the corresponding results;

  •
  The Committee reviewed the scope, plans and results of the testing performed by the Company's internal auditors and independent auditors in their assessments of internal control over financial reporting and the consolidated financial statements;

  •
  The Committee reviewed matters submitted to it via the Company's whistleblower hotline and/or other reporting mechanisms regarding concerns about allegedly questionable financial, accounting and/or auditing matters (if any);

  •
  The Committee reviewed with management, including the internal auditors and the Company's Vice President of Legal, and the independent auditors, the Company's practices with respect to risk assessment and risk management. The overall adequacy and effectiveness of the Company's legal, regulatory and ethical compliance programs were also reviewed, as well as the Company's cybersecurity controls and system standards;

  •
  The Committee reviewed with the Company's Vice President of Legal the Company's disclosures with respect to current lawsuits (as and if applicable);

  •
  The Committee reviewed comment letters received from the SEC, if any, together with management's response to such letters;

  •
  The Committee pre-approved all audit, audit-related and permissible non-audit services provided to the Company by KPMG LLP, the Company's independent auditors, for the 2019 fiscal year, before management engaged the independent auditors for those purposes, pursuant to and in accordance with the Texas Roadhouse, Inc. Policy for Pre-Approval of Services Provided by External Audit Firm (which is available on the Company's website, www.texasroadhouse.com);

  •
  On a quarterly basis, the Committee discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Committees;

  •
  The Committee discussed with KPMG LLP their written disclosures and letter required by the Public Company Accounting Oversight Board regarding the independent auditor's communications with the Committee concerning independence;

  •
  The Committee reviewed the selection, application and disclosure of critical accounting policies;

  •
  The Committee reviewed with KPMG LLP the selection and disclosure of the critical audit matters set forth in the independent auditor's report of the Company's Form 10-K;

  •
  The Committee reviewed the Company's quarterly earnings press releases prior to issuance;

  •
  The Committee reviewed and discussed the Company's Audited Financial Statements for the 2019 fiscal year with management and the independent auditors;

  •
  As mentioned above, the Committee reviewed the Company's Quarterly and Annual Reports on Form 10-Q and Form 10-K prior to filing with the SEC;

  •
  The Committee evaluated the appointment, compensation, retention and oversight of KPMG LLP. In connection with such appointment, the Committee evaluated the service level of the incumbent independent auditor, which included criteria such as prior year quality of service, industry and technical expertise, independence, resource availability, and reasonableness and competitiveness of fees, as well as solicited the input of key management employees during its evaluation; and

  •
  Based on the review and discussion referred to above, and in reliance thereon, the Committee recommended to the Board that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

        All members of the Committee concur in this report.

  Gregory N. Moore, Chair
  Curtis A. Warfield
  James R. Zarley

Related Party Transactions

        The Committee's charter provides that the Committee will review and approve any transactions between us and any of our executive officers, non-employee directors, and 5% shareholders, or any members of their immediate families, in which the amount involved exceeds the threshold limits established by the regulations of the SEC. In reviewing a related-party transaction, the Committee considers the material terms of the transaction, including whether the terms are generally available to an unaffiliated third party under similar circumstances. Unless specifically noted, the transactions described below were entered into before our initial public offering and the subsequent formation of the Committee.

Grants of Franchise or License Rights

        We have licensed or franchised restaurants to companies owned in part by certain Named Executive Officers. The licensing or franchise fees paid by these companies to us range from 0.0% to 4.0% of restaurant sales, which is the amount we typically charge to franchisees. We believe that allowing certain Named Executive Officers with ownership interests in our restaurants that pre-dated our initial public offering to continue to maintain those ownership interests adds an ongoing benefit to the Company by making those Named Executive Officers more invested in the overall success of the brand. Ownership of franchised restaurants by our current and/or former Named Executive Officers as of the end of the 2019 fiscal year is listed below.

Restaurant	Name and Ownership	Initial Franchise Fee	Royalty Rate	Royalties Paid to Us in Fiscal Year 2019 ($)	Management, Supervision or Accounting Fees Paid to Us in Fiscal Year 2019 ($)
Billings, MT	W. Kent Taylor (27.5%)	—	4.0%	222,294	27,787
	Scott M. Colosi (2.0%)
Everett, MA	W. Kent Taylor (28.75%)	—	4.0%	277,760	34,720
Fargo, ND	Scott M. Colosi (5.05%)	—	4.0%	204,383	25,548
Lexington, KY	W. Kent Taylor (3.33%)	—	2.0%	112,338	23,724
McKinney, TX	Scott M. Colosi (2.0%)	—	4.0%	286,599	35,825
Muncie, IN	W. Kent Taylor (4.91%)	—	—	50,000	—
Omaha, NE	Scott M. Colosi (10.99%)	—	4.0%	231,165	28,896
Port Arthur, TX	W. Kent Taylor (15.0%)	—	4.0%	236,302	29,538
	Scott M. Colosi (3.0%)
Wichita, KS	W. Kent Taylor (24.05%)	—	4.0%	330,413	41,302
	Scott M. Colosi (4.0%)

        For the 2019 fiscal year, the total amount of distributions received by Mr. Taylor and Mr. Colosi relating to their ownership interests in the above-referenced franchised restaurants were $1,525,985 and $192,308, respectively. These amounts do not reflect compensation paid by the Company to Mr. Taylor and/or Mr. Colosi during the 2019 fiscal year; rather, these amounts were paid by the applicable franchise entity and reflect a return on investment in these separate restaurant locations.

        On March 19, 2004, we entered into a preliminary franchise agreement with a company which is 95% owned by Mr. Taylor to develop a restaurant at a location which is to be determined. The terms of the preliminary franchise agreement provide for no initial franchise fees and royalties of 3.5% of restaurant sales. During fiscal year 2019, we received no payment from this franchise restaurant, as none was due.

        The franchise agreements and preliminary franchise agreement that we have entered into with our Named Executive Officers contain the same terms and conditions as those agreements that we enter into with our other domestic franchisees except, in some instances, the initial franchise fees and the royalty rates, which are currently $40,000 and 4.0%, respectively, for our other domestic franchisees. We have the contractual right, but not the obligation, to acquire the restaurants owned by our Named Executive Officers based on a pre-determined valuation formula which is the same as the formula contained in the domestic franchise agreements that we have entered into with other franchisees with whom we have such rights. A preliminary agreement for a franchise may be terminated if the franchisee does not identify and obtain our approval of its restaurant management personnel, locate and obtain our approval of a suitable site for the restaurant or does not demonstrate to us that it has secured necessary capital and financing to develop the restaurant. Once a franchise agreement has been entered into, it may be terminated if the franchisee defaults in the performance of any of its obligations under the agreement, including its obligations to operate the restaurant in strict accordance with our standards and specifications. A franchise agreement may also be terminated if a franchisee becomes insolvent, fails to make its required payments, creates a threat to the public health or safety, ceases to operate the restaurant or misuses the Texas Roadhouse trademarks.

Ownership Interest in Majority-Owned Joint Venture Entities

        Upon his appointment to Chief Operating Officer, Mr. Thompson held an ownership interest in the Texas Roadhouse restaurant in Gilbert-East, AZ, which is a restaurant that is owned by an entity that the

Company controls and in which the Company holds a 52.5% ownership interest. The Company believes that allowing certain Named Executive Officers to have ownership interests in restaurants provides an ongoing benefit to the Company by making these persons more invested in the overall success of the brand. As of the end of the 2019 fiscal year, Mr. Thompson held a 35.5% ownership interest in the Gilbert-East, AZ restaurant, which entity paid $260,055 to us for management and supervision fees. Additionally, for the 2019 fiscal year, the total amount of distributions received by Mr. Thompson relating to his ownership interest in the Gilbert-East, AZ restaurant was $476,090. These amounts do not reflect compensation paid by the Company to Mr. Thompson during the 2019 fiscal year; rather, these amounts were paid by the applicable entity and reflect a return on investment in this restaurant location.

Other Related Transactions

        We entered into real estate lease agreements for franchise restaurants located in Everett, MA, of which Mr. Taylor beneficially owns 28.75%, and Fargo, ND, of which Mr. Colosi owns 5.05%, before our granting franchise rights for those restaurants. We have subsequently assigned the leases to the franchisees, but we remain contingently liable if a franchisee defaults under the terms of a lease. The Everett lease expires in February 2023, and the Fargo lease expires in July 2021.

        We previously entered into real estate lease agreements for the Company restaurants located in Gilbert-East, AZ. We subsequently assigned the lease to a joint venture operating entity, but we remain contingently liable if the entity defaults under the terms of the lease. The Gilbert-East lease expires in July 2023.

 PRESENTATION OF PROPOSALS

PROPOSAL 1
ELECTION OF DIRECTORS

        The Company's bylaws provide for not less than one and not more than 15 directors. Our Board currently consists of five directors. At the Annual Meeting, we are electing five directors to hold office until the Annual Meeting of Shareholders in 2021 and until a successor is elected and qualified. Although it is not anticipated that any of the nominees listed below will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for a substitute nominee.

Nominees for Election as Directors

        Set forth below are the Board members who will stand for re-election at the Annual Meeting, together with their age, all Company positions and offices they currently hold, and the year in which they joined the Board.

Name	Age	Position or Office	Director Since
Gregory N. Moore	70	Director	2005
W. Kent Taylor	64	Director; Chairman & CEO	2004
Curtis A. Warfield	51	Director	2018
Kathleen M. Widmer	58	Director	2013
James R. Zarley	75	Director	2004

Recommendation

        THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR THE DIRECTORS OF THE COMPANY SET FORTH ABOVE.

PROPOSAL 2
RATIFICATION OF INDEPENDENT AUDITORS

        As more particularly described in this proxy statement, the audit committee is directly responsible for managing the Company's independent auditors, which includes, without limitation, (i) pre-approving all audit and permitted non-audit services provided by our independent auditors, and (ii) the appointment, compensation, retention and oversight of the Company's independent auditors. In connection with the audit committee's appointment of the Company's independent auditors, the audit committee evaluates the service level of the incumbent independent auditor on an annual basis, which includes criteria such as prior year quality of service, industry and technical expertise, independence, resource availability, and reasonableness and competitiveness of fees, as well as solicits the input of key management employees during its evaluation.

        In connection with the same and pursuant to its charter, the audit committee has appointed the firm of KPMG LLP to serve as the independent auditors to audit the consolidated financial statements and the internal control over financial reporting of the Company for the fiscal year which ends on December 29, 2020. The Board and the audit committee jointly agree that the continued retention of KPMG LLP is in the best interest of the Company and its shareholders. Accordingly, a resolution will be presented at the Annual Meeting to ratify the appointment of KPMG LLP. If the shareholders fail to ratify the appointment of KPMG LLP, the audit committee will take this result into account when appointing an independent auditor for the 2020 fiscal year. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm as the Company's independent auditors at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its shareholders. One or more representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees Paid to the Independent Auditors

        We incurred the following fees to KPMG LLP for fiscal years 2019 and 2018:

	2019($)	2018($)
Audit Fees	761,380	789,676
Audit-related Fees	—	7,375
Tax Fees	24,938	20,903
All Other Fees	1,500	1,500

	787,818	819,454

  Audit Fees

        KPMG LLP charged $761,380 in fiscal year 2019 and $789,676 in fiscal year 2018 for audit fees. These include professional services in connection with the audit of the Company's annual consolidated financial statements and its internal control over financial reporting. They also include reviews of the Company's consolidated financial statements included in the Company's Quarterly and Annual Reports on Form 10-Q and Form 10-K and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years shown. Additionally, the fees for fiscal years 2019 and 2018 contain approximately $41,380 and $55,676, respectively, related to statutory audits. Finally, the fees for fiscal years 2019 and 2018 contain approximately $20,000 and $69,000, respectively, related to the adoption of new accounting pronouncements.

        Audit-Related Fees.    KPMG LLP charged $7,375 in fiscal year 2018 for audit-related services in fiscal year 2018.

        Tax Fees.    KPMG LLP charged $24,938 in fiscal year 2019 and $20,903 in fiscal year 2018 for consulting and compliance services.

        All Other Fees.    KPMG LLP charged $1,500 in each fiscal year 2019 and fiscal year 2018 for access to their Accounting Research Online tool.

Pre-approval Policies and Procedures

        The audit committee pre-approved all audit, audit-related and permissible non-audit services provided to the Company by KPMG LLP before management engaged the auditors for those purposes. The policy of the audit committee is to review all engagement letters for accounting firms for non-audit services.

Recommendation

        THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2020 FISCAL YEAR.

PROPOSAL 3
ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

        The Board requests shareholder approval of the compensation of the Company's Named Executive Officers as described in the "Compensation Discussion and Analysis," the Executive Compensation section and the other related executive compensation tables and related discussions in this proxy statement. As an advisory vote, the outcome of the voting on this proposal is not binding upon the Company; however, the compensation committee, which is responsible for establishing and administering the Company's executive compensation program, values the opinions expressed by shareholders on this proposal and will consider the outcome of the vote when making future compensation decisions for the Company's executive officers. Additionally, the compensation committee invites shareholders to express any questions or concerns regarding the Company's compensation philosophy for our executive officers by correspondence addressed to Texas Roadhouse, Inc. Compensation Committee, 6040 Dutchmans Lane, Louisville, Kentucky 40205.

        The objective of the compensation committee in setting and evaluating the compensation of our executive officers is to promote the sustained profitability of the Company. Compensation for the Named Executive Officers is divided into three key components: (1) base salary, which provides a secure base of compensation and serves to motivate and retain our Named Executive Officers; (2) a cash bonus, which rewards our Named Executive Officers for the success of the Company as measured by growth in the Company's earnings per diluted share and its overall pre-tax profit, and for each Named Executive Officer's individual contribution to that success; and (3) grants of restricted stock units, which offer the Named Executive Officers a financial interest in the long-term success of the Company and align their interests with those of our shareholders. The types of restricted stock units are (i) restricted stock units, which grant the Named Executive Officers the conditional right to receive shares of our common stock that vest after a defined period of service, (ii) "retention" restricted stock units, which vest upon the completion of the term of an individual Named Executive Officer's agreement or such longer date as determined by the compensation committee, and (iii) performance stock units, which are calculated based on the achievement of certain Company performance targets established by the compensation committee and vest over a period of service. The compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts and feature restricted stock unit awards, the value of which is dependent upon the performance of the Company and the price of our common stock.

        The compensation committee evaluates the stock compensation for each specific Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Under this approach, the Named Executive Officers receive a combination of service based restricted stock units and performance based restricted stock units, with a significant portion of some of the Named Executive Officers' compensation being tied to the grant of such performance based restricted stock units. By conditioning a significant portion of certain Named Executive Officer's performance based restricted stock unit grants upon the achievement of defined performance goals to be established by the compensation committee, combined with the stock ownership guidelines for our Named Executive Officers more particularly described above, we have created a more direct relationship between compensation and shareholder value. Additionally, by only providing one year's worth of restricted stock units to our Named Executive Officers, the compensation committee has the opportunity to adjust a significant portion of the total compensation for the Named Executive Officers on an annual basis to more accurately reflect the overall performance of the Company, which may include the issuance of service based restricted stock units and/or performance based restricted stock units. Overall, we believe this approach provides the Named Executive Officers with a compensation package which promotes the sustained profitability of the Company and aligns the interests of our Named Executive Officers with those of our shareholders. The compensation packages also reflect a pragmatic response to external market conditions; that is, total compensation that is competitive with comparable positions in similar industries, including the casual dining sector of the restaurant industry, but which is reasonable and in the best interests of our shareholders.

        This structure, along with the culture and values of our Company, allows the Company to attract and retain top talent, while also encouraging our Named Executive Officers to keep their focus on both long-term business development and short-term financial growth. The Board was pleased to receive shareholder approval of the compensation packages of our Named Executive Officers in the advisory vote at the 2019 annual meeting and again requests approval of the compensation packages of our Named Executive Officers.

Recommendation

        THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE EXECUTIVE COMPENSATION DETAILED IN THIS PROXY STATEMENT.

 SHAREHOLDER PROPOSALS

        Under Rule 14a-8 promulgated under the Exchange Act, shareholders may present proposals to be included in the Company proxy statement for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. Any such proposal must comply with Rule 14a-8.

        The Company's bylaws, a copy of which is available on the Company's website, www.texasroadhouse.com, require shareholders who intend to propose business for consideration by shareholders at the 2021 annual meeting, other than shareholder proposals that are included in the proxy statement, to deliver written notice to the principal executive offices of the Company on or before December 4, 2020 (reflecting 120 calendar days prior to the one year anniversary of the date of the Company's proxy statement issued in connection with the prior year's annual meeting). This notice must include a description of the business desired to be brought before the annual meeting, the name and address of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, the class, series and number of shares of the Company which are beneficially owned by the shareholder and such other beneficial owner and any material interest of the shareholder and such other beneficial owner in such business. Similar requirements are set forth in the Company's bylaws with respect to shareholders desiring to nominate candidates for election as director. Exchange Act rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with these deadlines, and in certain other cases notwithstanding the shareholder's compliance with these deadlines. If a shareholder submitting a matter to be raised at the Company's next annual meeting desires that such matter be included in the Company's proxy statement for that meeting, such matter must be submitted to the Company no later than December 4, 2020.

        The rules of the SEC set forth standards for what shareholder proposals the Company is required to include in a proxy statement for an annual meeting.

SHAREHOLDERS' COMMUNICATIONS WITH THE BOARD

        Shareholders that want to communicate in writing with the Board, or specific directors individually, may send proposed communications to the Company's Corporate Secretary, Christopher C. Colson, at 6040 Dutchmans Lane, Louisville, Kentucky 40205. The proposed communication will be reviewed by Mr. Colson and by the audit committee. If the communication is appropriate and serves to advance or improve the Company or its performance, then it will be forwarded to the Board or the appropriate director.

FORM 10-K

        The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, accompanies this proxy statement. The Company's Annual Report does not form any part of the material for solicitation of proxies.

        Any shareholder who wishes to obtain, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which includes financial statements, and is required to be filed with the SEC, may access it at www.texasroadhouse.com in the Investors section or may send a written request to Christopher C. Colson, Corporate Secretary, Texas Roadhouse, Inc., 6040 Dutchmans Lane, Louisville, Kentucky 40205.

 OTHER BUSINESS

        The Board is not aware of any other matters to be presented at the Annual Meeting other than those set forth herein and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
Christopher C. Colson Corporate Secretary

Louisville, Kentucky
April 3, 2020

Please vote your shares through any of the methods described on the proxy card as promptly as possible, whether or not you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting, you may still vote in person, since the proxy may be revoked at any time before its exercise by delivering a written revocation of the proxy to the Company's Corporate Secretary.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Gregory N. Moore 02 - W. Kent Taylor 03 - Curtis A. Warfield 04 - Kathleen M. Widmer 05 - James R. Zarley For Against Abstain For Against Abstain 2. Proposal to ratify the appointment of KPMG LLP as Texas Roadhouse’s independent auditors for 2020. 3. Say on Pay - An advisory vote on the approval of executive compensation. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 036XVA B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. 2020 Annual Meeting Proxy Card

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Notice of 2020 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 14, 2020 Christopher Colson and Tonya Robinson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Texas Roadhouse, Inc. to be held on May 14, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Texas Roadhouse, Inc.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m. Eastern Time on May 14, 2020. Online Go to www.investorvote.com/TXRH or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. www.investorvote.com/TXRH Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Gregory N. Moore 02 - W. Kent Taylor 03 - Curtis A. Warfield 04 - Kathleen M. Widmer 05 - James R. Zarley For Against Abstain For Against Abstain 2. Proposal to ratify the appointment of KPMG LLP as Texas Roadhouse’s independent auditors for 2020. 3. Say on Pay - An advisory vote on the approval of executive compensation. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 5 2 A V 036XUA B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. 2020 Annual Meeting Proxy Card

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2020 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 14, 2020 Christopher Colson and Tonya Robinson, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Texas Roadhouse, Inc. to be held on May 14, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. + C Non-Voting Items Texas Roadhouse, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TXRH